Exhibit 99.1

UCBH HOLDINGS, INC. AND SUBSIDIARIES
Index to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
UCBH Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of UCBH Holdings, Inc. and subsidiaries (the Company) as of December 31, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 16, 2009 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
March 16, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
UCBH Holdings, Inc.:

We have audited UCBH Holdings, Inc. and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting “(Item 9A(b)).” Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. A material weakness related to the Company’s policies and procedures for monitoring of and responding to certain financial reporting risks has been identified and included in management’s assessment in Item 9A(b). We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company as of December 31, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for the year then ended. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2008 consolidated financial statements, and this report does not affect our report dated March 16, 2009, which expressed an unqualified opinion on those consolidated financial statements.

In our opinion, because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ KPMG LLP

San Francisco, California
March 16, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of UCBH Holdings, Inc.:

In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders’ equity and comprehensive income, and of cash flows present fairly, in all material respects, the financial position of UCBH Holdings, Inc. and its subsidiaries at December 31, 2007, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. As discussed in Notes 1 and 24 to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation in 2006.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2009

UCBH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands, Except Share and Par Value Amounts)

	December 31,
	2008	2007

ASSETS
Noninterest bearing cash	$208,926	$117,141
Interest bearing cash	369,281	202,258
Federal funds sold	30,000	26,028

Cash and cash equivalents	608,207	345,427

Securities purchased under agreements to resell	150,000	150,000
Investment and mortgage-backed securities available for sale, at fair value	2,962,093	2,188,355
Investment and mortgage-backed securities held to maturity, at cost (fair value of $285,544 and $276,286 at December 31, 2008 and 2007, respectively)	281,793	271,485
Federal Home Loan Bank stock and other equity investments	149,330	138,877
Loans held for sale, net of valuation allowance	-	177,137
Loans held in portfolio	8,670,687	7,832,150
Allowance for loan losses	(230,439)	(80,584)

Loans held in portfolio, net	8,440,248	7,751,566

Accrued interest receivable	70,835	61,111
Premises and equipment, net	145,878	144,630
Goodwill	432,030	436,606
Core deposit intangibles, net	16,832	22,526
Mortgage servicing rights, net	10,988	12,783
Other assets	235,123	103,063

Total assets	$13,503,357	$11,803,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing deposits	$784,583	$860,338
Interest bearing deposits	8,182,865	6,920,902

Total deposits	8,967,448	7,781,240

Securities sold under agreements to repurchase	700,000	650,000
Short-term borrowings and federal funds purchased	335,225	492,532
Subordinated debentures	406,459	406,615
Accrued interest payable	31,888	28,169
Long-term borrowings	1,546,335	1,372,190
Other liabilities	87,947	105,717

Total liabilities	12,075,302	10,836,463

Commitments and contingencies (Notes 28 and 29)
Preferred stock, $0.01 par value, 10,000,000 shares authorized; Series A, none issued and outstanding in 2008 and 2007; Series B, 135,000 shares issued and 132,235 shares outstanding at December 31, 2008 and none in 2007; Series C, 298,737 shares issued and outstanding at December 31, 2008 and none in 2007	395,513	-
Common stock, $0.01 par value, 180,000,000 shares authorized at December 31, 2008 and 2007; 117,286,439 and 104,397,988 shares issued and outstanding at December 31, 2008 and 2007, respectively	1,173	1,044
Additional paid-in capital	592,893	427,474
Retained earnings	460,182	554,568
Accumulated other comprehensive loss	(21,706)	(15,983)

Total stockholders’ equity	1,428,055	967,103

Total liabilities and stockholders’ equity	$13,503,357	$11,803,566

See accompanying notes to consolidated financial statements.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Year Ended December 31,
	2008	2007	2006

Interest and dividend income:
Loans	$534,809	$575,805	$448,650
Investment and mortgage-backed securities:
Taxable	122,053	88,043	62,418
Tax-exempt	22,407	14,907	10,717
FHLB stock	3,727	3,825	3,006
Federal funds sold	983	2,781	522
Deposits with banks	7,296	10,354	5,185
Securities purchased under agreements to resell	6,084	10,633	4,515

Total interest and dividend income	697,359	706,348	535,013

Interest expense:
Deposits	231,357	276,331	210,059
Securities sold under agreements to repurchase	24,545	15,308	5,313
Short-term borrowings	18,951	16,557	10,178
Subordinated debentures	24,622	23,333	12,106
Long-term borrowings	61,811	52,231	33,424

Total interest expense	361,286	383,760	271,080

Net interest income	336,073	322,588	263,933
Provision for loan losses	262,943	20,181	3,842

Net interest income after provision for loan losses	73,130	302,407	260,091

Noninterest income:
Commercial banking fees	13,783	14,921	11,983
Service charges on deposits	8,652	6,969	3,722
Gain on sale of securities, net	10,844	5,321	206
Gain on sale of SBA loans, net	583	2,500	2,930
Gain on sale of commercial and multifamily real estate loans, net	1,408	5,702	17,812
Lower of cost or market adjustment on loans held for sale, net	(1,428)	(303)	76
Impairment on available for sale securities, net	(43,133)	(11,593)	—
Equity loss in other equity investments, net	(4,894)	(3,023)	(1,106)
Acquisition termination fee	—	—	5,000
Foreign exchange gain (loss)	9,799	221	(388)
Other fees	6,842	4,885	2,950

Total noninterest income	2,456	25,600	43,185

Noninterest expense:
Personnel	114,847	98,048	88,616
Occupancy	23,988	21,209	16,189
Data processing	9,980	9,173	9,890
Furniture and equipment	9,049	8,644	7,100
Professional fees and contracted services	9,897	7,369	9,855
Deposit insurance	5,989	1,800	784
Communication	3,655	3,074	1,071
Core deposit intangible amortization	5,693	4,930	2,666
Gain on extinguishment of subordinated debentures and borrowings	—	—	(360)
Other real estate owned	7,073	581	—
Other general and administrative	19,665	17,923	15,651

Total noninterest expense	209,836	172,751	151,462

Income (loss) before income taxes	(134,250)	155,256	151,814
Income tax benefit (expense)	66,511	(52,948)	(50,937)

Net income (loss)	(67,739)	102,308	100,877
Dividends on preferred stock	(8,677)	—	—

Net income (loss) available to common stockholders	$(76,416)	$102,308	$100,877

Earnings per share:
Basic	$(0.70)	$1.00	$1.07
Diluted	$(0.70)	$0.97	$1.03
Dividends declared per share	$0.16	$0.12	$0.12

See accompanying notes to consolidated financial statements.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME
(Dollars in Thousands, Except Share and Per Share Amounts)

			Additional
			Paid-In				Accumulated
			Capital		Additional		Other	Total
	Preferred Stock		Preferred	Common	Paid-In	Retained	Comprehensive	Stockholders’	Comprehensive
	Series B	Series C	Stock	Stock	Capital	Earnings	Loss (1)	Equity	Income

Balance at December 31, 2005	$-	$-	$-	$940	$247,340	$375,220	$(19,986)	$603,514
Net income	-	-	-	-	-	100,877	-	100,877	$100,877
Other comprehensive income, net of tax benefit of $813	-	-	-	-	-	-	(1,169)	(1,169)	(1,169)

Comprehensive income	-	-	-	-	-	-	-	-	$99,708

Stock options exercised, including related tax benefit	-	-	-	6	6,375	-	-	6,381
Stock compensation charge	-	-	-	-	2,163	-	-	2,163
Common stock dividend of $0.12 per share	-	-	-	-	-	(11,481)	-	(11,481)
Shares issued in connection with acquisition of Summit Bank Corporation	-	-	-	48	85,738	-	-	85,786

Balance at December 31, 2006	-	-	-	994	341,616	464,616	(21,155)	786,071
Net income	-	-	-	-	-	102,308	-	102,308	$102,308
Other comprehensive income, net of tax liability of $4,090	-	-	-	-	-	-	5,172	5,172	5,172

Comprehensive income	-	-	-	-	-	-	-	-	$107,480

Stock options exercised, including related tax benefit	-	-	-	13	15,674	-	-	15,687
Stock compensation charge	-	-	-	-	4,075	-	-	4,075
Common stock dividend of $0.12 per share	-	-	-	-	-	(12,356)	-	(12,356)
Shares issued in connection with acquisition of CAB Holding, LLC	-	-	-	37	66,109	-	-	66,146

Balance at December 31, 2007	-	-	-	1,044	427,474	554,568	(15,983)	967,103
Net loss	-	-	-	-	-	(67,739)	-	(67,739)	$(67,739)
Other comprehensive income, net of tax benefit of $3,598	-	-	-	-	-	-	(5,723)	(5,723)	(5,723)

Comprehensive income	-	-	-	-	-	-	-	-	$(73,462)

Stock options exercised, including related tax benefit	-	-	-	7	3,034	-	-	3,041
Stock compensation charge	-	-	-	-	6,488	-	-	6,488
Stock issue to China Minsheng Banking Corp., Ltd.	-	-	-	115	121,736	-	-	121,851
Issuance of series B preferred stock	1	-	130,278	-	-	-	-	130,279
Issuance of series C preferred stock	-	3	267,020	-	-	-	-	267,023
Issuance of common stock warrants	-	-	-	-	31,499	-	-	31,499
Accretion of preferred stock	-	-	880	-	-	(880)	-	-
Conversion of preferred stock to common stock	-	-	(2,669)	7	2,662	-	-	-
Common stock dividend of $0.16 per share	-	-	-	-	-	(17,971)	-	(17,971)
Preferred stock dividend	-	-	-	-	-	(7,796)	-	(7,796)

Balance at December 31, 2008	$1	$3	$395,509	$1,173	$592,893	$460,182	$(21,706)	$1,428,055

(1)	Accumulated Other Comprehensive Loss arises solely from net unrealized losses on investment and mortgage-backed securities available for sale, presented net of tax.

See accompanying notes to consolidated financial statements.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Year Ended December 31,
	2008	2007	2006

Cash flows from operating activities:
Net income (loss)	$(67,739)	$102,308	$100,877
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	262,943	20,181	3,842
Amortization of net deferred loan fees, purchase premiums and discounts	(14,233)	(12,961)	(9,061)
Amortization of net securities premiums and discounts	804	290	(847)
Federal Home Loan Bank stock dividend	(4,780)	(3,391)	(2,348)
Amortization of intangibles	9,241	8,147	5,341
Depreciation and amortization of premises and equipment	11,085	10,730	8,995
Gain on sale of loans originated in held in portfolio, securities, and other assets, net	(11,836)	(11,023)	(17,888)
Impairment on available for sale securities	43,133	11,593	—
Lower of cost or market adjustment on loans held for sale	1,428	32	(76)
Equity loss in other equity investments	4,894	2,988	1,106
Stock compensation expense, net of tax benefit related to nonqualified stock option grants	1,589	3,453	1,876
Excess tax benefit from stock option exercises	(1,585)	(5,115)	(2,007)
Gain on extinguishment of subordinated debentures and borrowings	—	—	(360)
Other, net	6,890	935	1,185
Changes in operating assets and liabilities:
Decrease in loans originated in held for sale	29,354	8,119	27,113
Increase in accrued interest receivable	(9,724)	(6,324)	(9,459)
Decrease (increase) in other assets	(54,504)	19,663	13,037
Increase in accrued interest payable	3,720	1,763	4,450
Decrease in other liabilities	(16,535)	(40,463)	(10,143)

Net cash provided by operating activities	194,145	110,925	115,633

Cash flows from investing activities:
Payment for purchase of Business Development Bank Ltd. net of cash acquired	—	(168,419)	—
Net cash acquired from purchase of CAB Holding, LLC	—	33,647	—
Payment for purchase of Summit Bank Corporation, net of cash acquired	—	(734)	(137,119)
Payment for purchase of Pacifica Bancorp, Inc., net of cash acquired	—	—	(116)
Payment for purchase of Asian American Bank & Trust Company, net of cash acquired	—	—	(322)
Purchase of securities purchased under agreements to resell	—	(200,000)	(175,000)
Proceeds from maturity of securities purchased under agreements to resell	—	225,000	—
Investment and mortgage-backed securities, available for sale:
Principal payments and maturities	179,877	1,468,224	708,525
Purchases	(2,132,672)	(2,197,811)	(1,424,927)
Sales	1,358,202	1,225,153	96,777
Called	3,500	112,980	20,000
Investment and mortgage-backed securities, held to maturity:
Principal payments and maturities	6,946	9,105	14,859
Purchases	(47,806)	—	(1,600)
Called	30,552	10,192	4,625
Proceeds from redemption of Federal Home Loan Bank stock	18,733	14,730	19,098
Purchase of Federal Home Loan Bank stock	(21,716)	(28,230)	(44,607)
Proceeds from redemption of Federal Reserve Bank stock	—	1,267	—
Funding of other equity investments	(11,431)	(10,484)	(3,303)
Proceeds from sale of other equity investment	187	—	2,000
Proceeds from the sale of loans originated in held in portfolio	100,977	361,194	851,597
Proceeds from the sale of real estate owned	12,416	648	—
Loans originated in held in portfolio funded and purchased, net of principal collections	(1,202,099)	(1,762,293)	(1,360,561)
Purchases of premises and other equipment	(12,473)	(9,236)	(9,502)
Other investing activities, net	(333)	1,424	495

Net cash used in investing activities	(1,717,140)	(913,643)	(1,439,081)

Cash flows from financing activities:
Net (decrease) increase in demand deposits, NOW, money market and savings accounts	(633,035)	116,551	188,410
Net increase in time deposits	1,802,231	116,729	205,200
Net increase (decrease) in short-term borrowings	(285,322)	(284,081)	502,439
Proceeds from securities sold under agreements to repurchase	455,000	499,267	300,000
Payments of securities sold under agreements to repurchase	(405,000)	(250,867)	—
Proceeds from issuance of subordinated debentures	—	166,238	77,321
Proceeds from long-term borrowings	582,133	496,821	256,072
Principal payments of long-term borrowings	(261,708)	(70,411)	(50,172)
Proceeds from issuance of preferred stock	428,801	—	—
Proceeds from stock option exercises	1,456	10,572	4,374
Excess tax benefit from stock option exercises	1,585	5,115	2,007
Proceeds from stock issued to China Minsheng Banking Corp., Ltd.	121,851	—	—
Payment of cash dividend on preferred stock	(5,806)	—	—
Payment of cash dividend on common stock	(16,411)	(12,208)	(10,849)

Net cash provided by financing activities	1,785,775	793,726	1,474,802

Net increase (decrease) in cash and cash equivalents	262,780	(8,992)	151,354
Cash and cash equivalents at beginning of year	345,427	354,419	203,065

Cash and cash equivalents at end of year	$608,207	$345,427	$354,419

See Note 31 for supplemental cash flow and noncash information.

See accompanying notes to consolidated financial statements

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation and Summary of Significant Accounting and Reporting Policies

Organization

UCBH Holdings, Inc. (“UCBH”) is a bank holding company organized under the laws of Delaware that conducts its business through its principal subsidiary, United Commercial Bank (“UCB”; UCBH, UCB and UCB’s wholly owned subsidiaries are collectively referred to as the “Company”, “we”, “us” and “our”), a California state-chartered commercial bank. Additionally, UCBH owns all of the common stock of eleven special purpose trusts, which were created for issuing guaranteed preferred beneficial interests in UCBH’s junior subordinated debentures.

UCB offers a full range of commercial and consumer banking products through its retail branches and other banking offices in the states of California, Georgia, Massachusetts, New York, Texas, Washington, and internationally through its fully operational branches in Hong Kong and mainland China. UCB also has representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. United Commercial Bank (China) Limited was acquired during the fourth quarter of 2007. United Commercial Bank (China) Limited is a foreign owned bank incorporated in China whose primary business efforts are on the small and medium size enterprise corporate sector in China, which include private companies and businesses with annual revenues in the $7 million to $70 million revenue range. UCBSC, a Washington corporation, formed in 2006, manages the investment securities portfolio of UCB. California Canton International Bank (Cayman) Ltd. which was acquired as part of the BCC transaction in 2002 provides banking services and has deposits and assets consisting of cash and investment securities. UCBIS is a registered broker-dealer with the United States Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. UCBAM provides professional investment management services to high-net-worth clients. Newston Investments, Inc. owns the office building that houses UCB’s branch in Houston, Texas. Of the remaining four subsidiaries of UCB, two are inactive, a third, U.F. Service Corporation acts as a trustee under deeds of trust securing promissory notes held by UCB and a fourth, United Commercial Mortgage Securities, LLC is a Delaware limited liability company organized for the purpose of serving as a private secondary mortgage market conduit.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company. The consolidated results exclude the eleven special purpose trusts referred to above that are owned by UCBH. In accordance with Financial Accounting Standards Board (the “FASB”) Interpretation No. (“FIN”) 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, these special purpose trusts are excluded from the consolidated results of operations and financial condition of UCBH, as UCBH is not considered to be the primary beneficiary of these trusts.

Reclassifications

Certain reclassifications have been made to prior years’ consolidated financial statements to conform to the December 31, 2008, presentation.

Use of Estimates and Valuations in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make various estimates that affect reported amounts and disclosures in our financial statements. These estimates are used in measuring the fair value of certain financial instruments, accounting for goodwill and identifiable intangibles, establishing our provision for loan losses, valuing equity-based compensation awards and assessing the realizability of deferred income taxes. Such estimates are based on available information and on judgments by management of the Company. This is very apparent in the determination of other-than-temporary impairment where significant estimates are

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

used due to observable prices or inputs not being readily available and which involves significant subjectivity. As such, actual results could differ from these estimates. The current economic environment has increased the degree of uncertainty inherent in these significant estimates.

Fair Values

Effective January 1, 2008, the Company determines the fair values of its financial instruments based on the fair value hierarchy delineated in Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”), which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157 describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices for identical financial assets or liabilities in active markets.

Level 2: Quoted prices for similar financial assets or liabilities in active markets; quoted prices for identical or similar financial assets or liabilities in markets that are not active; and valuations derived by models in which the significant inputs and significant value drivers are observable in active markets.

Level 3: Valuations derived by models in which one or more significant inputs or significant value drivers are unobservable. These unobservable assumptions reflect our own estimates of assumptions that market participants would use in pricing the financial asset or liability.

Effective October 10, 2008, the Company implemented FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (see Note 2).

Where available, fair value is based on or derived from observable market prices or parameters. Where observable prices or parameters are not available, valuations from outsourced service providers are generally obtained to assist the Company. The valuations performed by the service providers to assist the Company involve some level of estimation and judgment, the degree of which is dependent on the price transparency of the financial instrument being valued and the financial instruments’ complexity. In particular, the tranches on our collateralized mortgage-backed securities arising from our commercial real estate loan securitization, certain collateralized debt obligations and mortgage-related asset-backed securities, and certain other investments have no direct observable prices, and as a result, the related valuations that are obtained from third parties require significant estimation and judgment and are therefore subject to significant subjectivity. Additionally, for these investments in which direct observable prices or inputs are used in the valuation process but in cases where the observable prices or inputs are either not current or are based on transactions in inactive or illiquid market conditions, such observable prices or inputs might not be relevant and could require significant adjustment. In these cases, the Company uses an internal cash flow model, which utilizes Level 3 inputs, including assumptions about future cash flows and risk-adjusted discount rates, in order to determine fair value of a particular investment security. Reliance on the estimation and judgment process increases in adverse market conditions with decreased liquidity and because of the lack of trading and the resulting lack of clear and observable prices or parameters, such as those experienced during the second half of 2007 and all of 2008. If such conditions exist in 2009, management of the Company would expect continued reliance on these judgments.

For more information regarding the fair value of the Company’s financial instruments see Note 35, Fair Values of Financial Assets and Liabilities.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, interest and noninterest-bearing deposits, federal funds sold and securities purchased under agreements to resell. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Securities Purchased Under Agreements to Resell

UCB periodically purchases securities under agreements to resell (repurchase agreements). The amounts advanced under such agreements represent loans with generally 10-year terms. During the agreement period, the securities are maintained in a tri-party arrangement with a third-party custodian under a written custodial agreement that explicitly recognizes UCB’s interest in the securities.

Investment and Mortgage-Backed Securities

UCB classifies its investment and mortgage-backed securities according to their purpose and holding period. Gains and losses on the sale of securities are recognized on a trade-date basis using the specific identification method and recorded in noninterest income. UCB does not maintain a trading account for securities.

Investment and mortgage-backed securities that have been classified as held to maturity are carried at cost, adjusted for the amortization of premiums and accretion of discounts. Cost is determined on a specific identification basis. Upon purchase, UCB has the ability and intent to hold the held to maturity securities in its portfolio until maturity.

Investment and mortgage-backed securities that are held to meet investment objectives, such as interest rate risk and liquidity management, and may be sold to implement management strategies are classified as available for sale. Investment and mortgage-backed securities that might be sold prior to maturity are classified as available for sale and are carried at fair value. Fair value is determined using observable prices of similar instruments or fair value is derived based on valuations obtained from outsourced service providers, which generally have as inputs (as applicable) interest rate yield curves, forecasted credit default rates, prepayment rates and discount rates commensurate with the rates used by unrelated third parties. Unrealized holding gains or losses, net of applicable taxes, are recorded as a component of comprehensive income.

Premiums and discounts on investment and mortgage-backed securities are amortized against interest income, using the interest method, with the amortization period based on the expected lives of the underlying securities.

Other-Than-Temporary Impairments on Investment and Mortgage-Backed Securities

One of the significant estimates related to investment and mortgage-backed securities is the evaluation of investments for other-than-temporary impairments. The evaluation of securities for impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition and/or future prospects, the effects of changes in interest rates or credit spreads and the expected recovery period. Based on the factors discussed, it is reasonably possible that there may be additional other-than-temporary impairment charges in the future.

The Company conducts an other-than-temporary impairment analysis on a quarterly basis. We reduce the asset value when we consider the declines in the value of investment and mortgage-backed securities to be other-than-temporary and record the estimated loss in noninterest income. The initial indicator of other-than-temporary impairment is a decline in market value below the amount recorded for an investment, and the severity and duration of the decline. For investment securities, including those subject to EITF Issue No. 99-20, the Company periodically updates its best estimate of cash flows over the life of the security. The Company’s best estimate of cash flows used economic recession assumptions due to market uncertainty, similar to those the Company believed market participants would use before the adoption of FSP EITF 99-20-1. If the fair value of the investment securities was less than its cost or amortized cost and there has been an adverse change in timing or amount of anticipated future cash flows since the last revised estimate, an other-than-temporary impairment charge was recognized. In determining whether an impairment is other-than-temporary, we consider the length of time and the extent to which market value has been less than cost, any recent events

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specific to the issuer and economic conditions of its industry, and our ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery.

Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third party sources along with certain internal assumptions and judgments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral. Beginning in the fourth quarter of 2008, the Company implemented FSP No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20”.

Loans Held for Sale

Loans that are originated with the intent to sell, as well as loans that were originated with the intent and ability to hold for the foreseeable future (loans held in portfolio) but which have been subsequently designated as being held for sale for risk management or liquidity needs are carried at the lower of cost or fair value calculated on an individual loan by loan basis.

There may be times when loans have been classified as held for sale and for some reason cannot be sold. Loans transferred to a long-term-investment classification from held-for-sale are transferred at the lower of cost or market value on the transfer date. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. A loan cannot be classified as a long-term investment unless UCB has both the ability and the intent to hold the loan for the foreseeable future or until maturity.

Loans Held in Portfolio

Loans held in portfolio are carried at their principal balance outstanding, net of premiums and discounts and unearned income. Premiums and discounts are recognized as an adjustment of loan yield by the interest method based on the contractual term of the loans. Unearned income, which includes deferred fees net of deferred direct incremental loan origination costs, is amortized to interest income generally over the expected life of the loan using the interest method. Amortization of net deferred loan fees is discontinued on nonperforming loans. Interest is accrued as earned.

Nonaccrual Loans

Loans are generally placed on nonaccrual status when the payments of principal and interest become 90 days past due, or earlier if, in management’s opinion, the full and timely collection of principal or interest becomes uncertain. Any accrued and unpaid interest on such loans is reversed and charged against current interest income. A loan may be returned to accrual status when all delinquent interest and principal becomes current in accordance with the terms of the loan agreement or when the loan becomes both well secured and in the process of collection.

UCB generally recognizes interest income on nonaccrual loans to the extent received in cash. However, where there is doubt regarding the ultimate collectibility of the loan principal, cash receipts, whether designated as principal or interest, are applied to reduce the carrying value of the loan.

Allowance for Loan Losses

The allowance for loan losses represents our estimate of the losses that are inherent in the loans held in portfolio. UCB continuously monitors the quality of its loan portfolio and maintains an allowance for loan losses sufficient to absorb losses inherent in the portfolio. Loans held for sale are excluded from any of the information included in Note 11, Loans Held in Portfolio and Allowance for Loan Losses, as these loans are lower of cost or fair value and reserving for loan losses is not applicable.

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In determining the allowance, UCB applies loss factors, differentiated by an internal credit risk rating system, to its major loan portfolio categories (based primarily on loan type). The loss factors are based on historic losses, and reflect comparative analysis with peer group loss rates and expected losses, which is in turn based on estimated probabilities of default and loss given default. The quantitative analysis is supplemented with a minimum loss factor for each of the major loan portfolio categories to reflect the minimum inherent loss in all portfolios including those with limited historic loss experience. Additionally, loss factors incorporate qualitative adjustments that reflect an assessment of internal and external influences on credit quality that have not yet been reflected in the historical loss or risk-rating data. These influences include portfolio credit quality trends and changes in concentrations, growth, or credit underwriting. UCB’s qualitative adjustments also include an economic surcharge factor to adjust loss factors in recognition of the impact various macro-economic factors have on portfolio performance.

UCB also estimates a reserve related to unfunded commitments and other off-balance sheet credit exposure. In assessing the adequacy of this reserve, UCB uses an approach similar to the approach used in the development of the allowance for loan losses. The reserve for unfunded commitments is included in other liabilities on the statement of financial position.

Impaired and Restructured Loans

UCB considers a loan to be impaired when, based on current information and events, it is probable that UCB will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. In evaluating a restructured loan, the contractual terms used in the evaluation are the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement.

If UCB, for economic or legal reasons related to a debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider, the related loan is classified as a troubled loan restructuring. A troubled loan restructure may involve receipt of assets in full or partial satisfaction of the loan, modification of the terms of the loan or substitution or addition of debtors.

When evaluating loans for possible impairment, UCB makes a loan-by-loan assessment for impairment. When a loan has been identified as being impaired, the amount of impairment is measured by using the loan’s discounted cash flows, except in situations where it is determined that the primary remaining source of repayment is the operation or liquidation of the underlying collateral. In such cases, the current fair value of the collateral, reduced by estimated costs to sell, is used in place of discounted cash flows. UCB does not apply the loan-by-loan evaluation process described above to large groups of smaller balance homogeneous loans that are evaluated collectively for impairment, such as residential mortgage (one-to-four family) loans, home equity loans, and other consumer loans.

If the measurement of an impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount), an impairment is recognized by creating or adjusting an existing allocation of the allowance for loan losses. UCB’s charge-off policy with respect to impaired loans is similar to its charge-off policy for all loans. Specifically, loans are charged off at the point when they are considered uncollectible.

Subsequent to a loan being classified as impaired, income is recognized based on the cost recovery method. Under the cost recovery method, all cash received is applied to the recorded investment amount until it has been fully collected. Interest income is only recognized after total cash flows received exceed the recorded investment at the date of initial impairment.

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Premises and Equipment

Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of premises and equipment are determined on a straight-line basis over the estimated useful lives. Terms range from three to ten years for furniture, equipment and computer software, and buildings and major components of buildings not to exceed 50 years. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts with any resulting gain or loss recorded to the statement of operations.

Other Real Estate Owned

Other Real Estate Owned (“OREO”) consists of properties acquired through, or in lieu of, foreclosure and is initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis with any corresponding loss recorded as a reduction of the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from OREO operations, subsequent write-downs, if any, and disposition gains and losses are reflected as charges to current operations.

Investments in Federal Home Loan Bank Stock and Federal Reserve Bank Stock

Federal Home Loan Bank (“FHLB”) stock and Federal Reserve Bank (“FRB”) stock are carried at cost and may be sold back to the FHLB and FRB, respectively, at its carrying value. Both cash and stock dividends received are reported as dividend income. The investment in FHLB stock is periodically evaluated for impairment based on, among other things, the capital adequacy of the FHLB and its overall financial condition. While no impairment losses have been recorded through December 31, 2008, it is at least reasonably possible that other-than-temporary impairment may be recorded in the future.

Other Equity Investments

Affordable housing investments are accounted for using the equity method of accounting. Similarly, other limited partnership and limited liability investments in which UCB’s ownership is 5% or greater are accounted for under the equity method of accounting; minor interests less than 5% are accounted for under the cost basis of accounting. Under the equity method of accounting, UCB adjusts its cost basis by recognizing its share of the earnings or losses of the underlying investment. Under cost basis accounting, UCB’s cost basis in each investment is reduced by dividends or other distributions received until the cost of the individual investment is fully recovered. These investments are reviewed each quarter for possible impairment with any other-than-temporary amounts charged to current earnings. UCB has the positive intent and ability to hold such investments for a period of time sufficient to allow for anticipated recovery.

Acquisitions of Certain Financial Institutions

Acquisitions are accounted for using the purchase method of accounting. Under the purchase method, net assets of the acquired business are recorded at their estimated fair values as of the date of the acquisition. Any excess of cost over the fair value of the net assets and other identifiable intangible assets acquired is recorded as goodwill. Results of operations of the acquired business are included in the consolidated statement of operations from the date of acquisition forward.

Goodwill and Core Deposit Intangibles

Goodwill resulting from the Company’s acquisitions is tested annually for impairment or more frequently if conditions arise that might indicate that an impairment has taken place. Identifiable intangible assets, namely

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core deposit intangibles, are amortized over their estimated period of benefit. Core deposit intangibles are tested for impairment on a quarterly basis.

Transfers of Financial Assets and Mortgage Servicing Rights

UCB primarily sells loans on a whole loan basis with UCB either releasing or retaining the right to service the loans. When UCB does not retain the servicing rights to the loans, the gain or loss on the sale is equal to the difference between the proceeds received and the carrying value of the loans sold. If the loans are sold with UCB retaining the servicing rights, the gain or loss depends in part on the fair value attributed to the servicing rights. In calculating the gain or loss on such a sale, UCB allocates the cost basis of the loans sold between the assets sold and retained interests based on their relative fair values at the date of sale. Servicing rights are calculated and recorded at fair value. A gain or loss is recognized as the difference between the cash proceeds from the sale and the allocated cost basis of the loans sold. Since market quotes are generally not available for servicing assets or other retained interests, UCB estimates fair value based upon modeling techniques, which are based on the assumptions that UCB believes market participants would use for similar assets and liabilities.

Additionally, UCB securitizes commercial real estate, multifamily and residential mortgage (one-to-four family) loans. The Company typically retains all of the resulting securities that are issued, including senior interests, principal and interest only strips, and overcollateralization bonds, which are considered retained interests in the transferred assets. At the time of the transaction, these securitizations do not have a significant cash flow impact to UCB, since UCB loans are exchanged for securities. Since UCB retains all of the securities and obtains a substantive guarantee from a third party, no gain or loss is recognized on the securitization transaction and the retained interests in securitized assets are classified as available for sale securities and are recorded at their allocated carrying amounts based on the relative fair values of the assets sold and retained. Retained interests are subsequently carried at fair value with unrealized gains and losses, net of tax effect, reflected in other comprehensive income. To the extent that the cost basis of residual securities exceeds the fair value and an unrealized loss position is determined to be other-than-temporary, an impairment charge is recognized in results of operations. Interest income on residual securities is recognized in accordance with EITF No. 99-20 as amended. In accordance with the standard, UCB updates its estimates of expected cash flows at each reporting date and recognizes changes in the calculated effective yield on a prospective basis. The estimated expected cash flows change based on assumptions in discount rates, credit default rates and prepayment rates being updated.

Mortgage servicing rights are initially recorded at fair value and subsequently carried at the lower of cost or fair value and are amortized in proportion to and over the period of the estimated net servicing revenue. Mortgage servicing rights are tested for impairment on a quarterly basis. In determining fair value, UCB stratifies its mortgage servicing rights based on the risk characteristics of the underlying loan pools. The fair value of mortgage servicing rights is determined by calculating the present value of estimated future net servicing cash flows, using assumptions of prepayments, defaults, ancillary income, servicing costs and discount rates that UCB believes market participants would use for similar assets. UCB evaluates other-than-temporary impairment of mortgage servicing rights by considering both historical and projected trends in interest rates, pay off activity and whether the impairment could be recovered through interest rate increases. If UCB determines that an impairment for a stratum is other-than-temporary, the value of the mortgage servicing rights and any related valuation allowance is written down.

Securities Sold Under Agreements to Repurchase

UCB periodically enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Fixed-coupon reverse repurchase agreements are treated as financings. Accordingly, the securities underlying the agreements remain in the asset accounts, and the obligations to repurchase securities sold are reflected as a liability in the Consolidated Balance Sheets. The securities underlying the agreements are delivered to the dealers who arrange the transactions. Under some agreements, the dealers

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may sell, lend, or otherwise dispose of the securities to other parties and agree to resell to UCB substantially identical securities at the maturities of the agreements.

Derivative Instruments and Hedging Activities

Financial derivatives are instruments where a notional principal amount is tied to an underlying interest rate, currency exchange rate or other financial asset, index or pricing measure. Examples of derivative financial instruments are foreign exchange contracts (swaps and forwards), interest rate swaps, options, caps, floors, forwards and similar instruments. In addition, certain financial instruments may contain embedded derivatives that must be evaluated to determine whether the derivative should be accounted for separately from the host instrument.

UCB does not speculate on the future direction of interest or exchange rates. Nonetheless, UCB may from time to time enter into financial derivative transactions to mitigate interest rate exposures inherent in its assets, liabilities, or its net interest position and/or to hedge various market or foreign exchange risks. UCB may also engage in financial derivative transactions on behalf of customers and to facilitate their transactions.

UCB’s derivatives not accounted for as hedges, including embedded derivatives that must be accounted for separately from the host instrument, are carried at fair value in the financial statements with any gains or losses reflected in noninterest income.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The Company provides a valuation allowance against net deferred tax assets to the extent that realization of the assets is not considered more likely than not. The Company and UCB file a consolidated federal income tax return, a combined California state income tax return, a combined New York State and New York City income tax return and separate Massachusetts and Georgia state income tax returns for UCB only. In addition, UCB files a return with Hong Kong to report the operations of its branch, and UCB China Limited files with the People’s Republic of China.

As part of the computation of the income tax provision, estimates and assumptions must be made regarding the deductibility of certain expenses and the treatment of tax contingencies. There is a possibility that these estimates and assumption may be disallowed as part of an audit by the various taxing authorities that the Company is subject to. Any differences between items taken as deductions in our tax provision computations and those allowed by the taxing authorities could result in additional income tax expense in future periods. Interest expense on unrecognized benefits is classified as interest expense, and the related penalties, if any, are classified as other expense.

Stock-Based Compensation

The Company follows SFAS No. 123(R), Share-Based Payment. Under SFAS No. 123(R), the total fair value of the stock awards is expensed ratably over the service period of the employees receiving the awards. The Company used the modified prospective method of adopting SFAS No. 123(R) effective January 1, 2006. Under this adoption method, compensation expense includes: (a) compensation costs for all share-based payments granted prior to but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and (b) compensation costs for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). The Company computes its pool of excess tax benefits under the alternative approach as permitted by FASB Staff Position No. 123(R), Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards.

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In estimating the fair value of each stock option award on their respective grant dates, we use the Black-Scholes pricing model. The Black-Scholes pricing model requires us to make assumptions with regard to the options granted during a reporting period namely, expected life, stock price volatility, expected dividend yield and risk-free interest rate.

The expected life of the options is based on the historical life of options that have been exercised and cancelled after vesting date and a forecasted assumption that unexercised options will be exercised at expiration. The expected stock price volatility is estimated using the historical volatility of UCBH’s common stock. The historical volatility covers a period that corresponds to the expected life of the options. The expected dividend yield is based on the estimated annual dividends that we expect UCBH to pay over the expected life of the options as a percentage of the market value of UCBH’s stock as of the grant date. The risk-free interest rate for the expected life of the options granted is based on the U.S. Treasury yield curve in effect as of the grant date.

In addition to the above assumptions, UCBH uses a forfeiture rate based on historical data of UCBH’s actual experience to total grants awarded. See Note 24 for further information on share-based compensation.

Earnings per Share

The Company computes basic earnings per share by dividing net income available to common stockholders by the weighted average number of shares outstanding during the period. Diluted earnings per share is computed based upon the weighted average number of common and common equivalent shares outstanding during the period, which is calculated using the treasury stock method for stock options and warrants, and the if converted method for convertible preferred stock. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect on earnings per share.

Remeasurement of Foreign Currencies

UCB considers the functional currency of its foreign operations to be the United States dollar. Accordingly, UCB remeasures monetary assets and liabilities at year-end exchange rates, while nonmonetary items are remeasured at historical rates. Income and expense accounts are remeasured at the average rates in effect during the year, except for depreciation, which is remeasured at historical rates. Foreign currency remeasurement gains and losses are recognized in income in the period of occurrence.

2.	Recent Accounting Pronouncements

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

FASB Staff Position (“FSP”) FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities, amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to require public entities to provide additional disclosures about transfers of financial assets. It also amends FASB Interpretation (“FIN”) No. 46 (revised December 31, 2003), Consolidation of Variable Interest Entities, to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. Additionally, this FSP requires certain disclosures to be provided by a public enterprise that is (a) a sponsor of a qualifying special purpose entity (“SPE”) that holds a variable interest in the qualifying SPE but was not the transferor (nontransferor) of financial assets to the qualifying SPE and (b) a servicer of a qualifying SPE that holds a significant variable interest in the qualifying SPE but was not the transferor (nontransferor) of financial assets to the qualifying SPE. The disclosures required by this FSP are intended to provide greater transparency to financial statement users about a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with variable interest entities and qualifying SPEs. FSP FAS 140-4 and FIN 46(R)-8 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. Because FSP FAS 140-4 and FIN 46(R)-8 impacts the

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Company’s disclosure but not its accounting treatment for transfers of financial assets and interests in variable interest entities, the Company’s adoption of FSP FAS 140-4 and FIN 46(R)-8 will not impact its financial position or results of operations.

Determination of the Useful Life of Intangible Assets

FSP FAS 142-3, Determination of the Useful Life of Intangible Assets, amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations, and other U.S. generally accepted accounting principles (“GAAP”). FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years; early adoption is prohibited. The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on the Company’s financial position or results of operations.

Hierarchy of Generally Accepted Accounting Principles

Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles was issued in May, 2008. SFAS No. 162 identifies the sources of generally accepted accounting principles and provides a framework, or hierarchy, for selecting the principal used in preparing U.S. GAAP financial statements for nongovernmental entities. SFAS No. 162 makes the GAAP hierarchy explicitly and directly applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements. SFAS No. 162 is effective November 15, 2008. The Company does not expect the adoption of SFAS No. 162 to have a material impact on the Company’s financial position or results of operations.

Disclosures about Derivative Instruments and Hedging Activities

SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB No. 133 (“SFAS 161”), was issued in March 2008. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. Because SFAS 161 impacts the Company’s disclosure but not its accounting treatment for derivative instruments, the Company’s adoption of SFAS 161 will not impact its financial position or results of operations.

Accounting for Noncontrolling Interests in Consolidated Financial Statements

SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, was issued in December 2007 and establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests

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of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The Company does not expect the adoption of SFAS 160 to have a material impact on the Company’s financial position or results of operations.

Accounting for Business Combinations

Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141R”), was issued in December 2007. SFAS 141R replaces SFAS 141, Business Combinations (“SFAS 141”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company will apply SFAS 141R for any business combinations consummated on or after January 1, 2009.

3.	Business Combinations

Business Development Bank Ltd.

On March 26, 2007, UCB entered into two agreements to purchase the Business Development Bank Ltd. (“BDB”), a wholly foreign owned enterprise established and existing under the laws of the People’s Republic of China. On December 11, 2007, UCBH completed its acquisition of Shanghai, China-based BDB for a total cash consideration of $205.0 million. The BDB name has changed to United Commercial Bank (China) Limited, which now operates as a subsidiary of UCB. This acquisition will provide the Company with bank branches in Shanghai and Shantou, China and representative offices in Beijing and Guangzhou, China, which will in turn accelerate the implementation of the Company’s Greater China expansion strategy.

The purchase price, including direct acquisition costs of $5.5 million, has been allocated to the assets acquired and liabilities assumed based on fair values at the acquisition date. The allocation of purchase price at the date of acquisition was as follows (dollars in thousands):

Cash and due from banks	$42,052
Loans held in portfolio, net	227,511
Goodwill	135,337
Other assets	4,804

Total assets acquired	409,704

Deposits	30,484
Borrowings	161,064
Other liabilities	7,685

Total liabilities assumed	199,233

Total allocation of purchase price	$210,471

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The resulting goodwill has been allocated to the “Other” segment. Refer to Note 13, Goodwill, on adjustment made to the above goodwill amount resulting from the final valuation of the BDB acquisition.

CAB Holding, LLC

UCBH and CAB, the holding company of The Chinese American Bank, a New York state-chartered bank, entered into an Agreement and Plan of Merger dated as of January 10, 2007. On May 23, 2007, UCBH completed its acquisition of CAB for a total consideration of approximately $132.6 million consisting of 3,711,580 shares of UCBH’s common stock valued at $66.1 million and $66.5 million in cash, which includes direct acquisition costs of $1.5 million. The results of CAB’s operations have been included in the consolidated financial statements since that date.

The purchase price, including direct acquisition costs, has been allocated to the assets acquired and liabilities assumed based on fair values at the acquisition date. The allocation of purchase price at the date of acquisition was as follows (dollars in thousands):

Cash and due from banks	$21,372
Federal funds sold	78,700
Investment and mortgage-backed securities available for sale	66,010
Loans held in portfolio, net	167,838
Premises and equipment	31,701
Goodwill	63,565
Core deposit intangibles	6,600
Other assets	17,667

Total assets acquired	453,453

Deposits	311,669
Other liabilities	9,213

Total liabilities assumed	320,882

Total allocation of purchase price	$132,571

The resulting goodwill has been allocated to the “Domestic Banking” segment. Refer to Note 13, Goodwill, on adjustment made to the above goodwill amount resulting from the final valuation of the CAB acquisition.

Summit Bank Corporation

UCBH and Summit Bank Corporation (“Summit”), a Georgia corporation registered under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger dated as of September 18, 2006. On December 29, 2006, UCBH completed its acquisition of Summit for a total consideration of approximately $174.7 million consisting of 4,824,861 shares of UCBH’s common stock valued at $85.8 million and $88.9 million in cash, which includes costs related to the cash-out of the outstanding stock options of Summit and direct acquisition costs. The results of Summit’s operations have been included in the consolidated financial statements since that date.

The purchase price, including direct acquisition costs, has been allocated to the assets acquired and liabilities assumed based on fair values at the acquisition date. The allocation of purchase price includes goodwill, which will be tested for impairment at least annually. Additionally, goodwill is not expected to be deductible for

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income tax purposes. The allocation of purchase price at the date of acquisition was as follows (dollars in thousands):

Cash and due from banks	$18,595
Investment and mortgage-backed securities available for sale	258,264
Federal Home Loan Bank stock, Federal Reserve Bank stock and other equity investments	5,851
Loans held in portfolio, net	466,104
Accrued interest receivable	3,594
Premises and equipment	16,875
Goodwill	126,199
Core deposit intangibles	16,900
Other assets	22,100

Total assets acquired	934,482

Deposits	544,846
Securities sold under agreements to repurchase	101,600
Short-term borrowings	85,805
Subordinated debentures	12,708
Accrued interest payable	3,986
Other liabilities	10,842

Total liabilities assumed	759,787

Total allocation of purchase price	$174,695

The resulting goodwill has been allocated to the “Domestic Banking” segment.

4.	Investment Agreement

On October 7, 2007, UCBH and China Minsheng Banking Corp., Ltd., a Chinese joint stock commercial bank (“Minsheng”), entered into an Investment Agreement (the “Investment Agreement”), pursuant to which Minsheng will acquire 9.9% of the outstanding shares of UCBH common stock (calculated on a post-closing basis) in two phases, with a mutual option to increase Minsheng’s ownership to 20.0% (calculated on a post-closing basis).

On March 5, 2008, UCBH and Minsheng completed the initial closing under the Investment Agreement (the “Initial Closing”) and entered into a Voting Agreement (the “Voting Agreement”). UCBH sold approximately 5.4 million newly issued shares of UCBH common stock, or 4.9% of the total outstanding shares (calculated on a post-closing basis), at $17.79 per share, in exchange for $95.7 million in cash proceeds, $93.3 million after the payment of $2.4 million in closing costs. Under the Voting Agreement, Minsheng agrees to vote the shares of UCBH it owns (the “Shares”) in favor of persons nominated and recommended by the Board of Directors of UCBH (the “Board”) as directors of the Board and against any person nominated for election as a director by any other person, except for persons designated by Minsheng for nomination to the Board pursuant to an Investor’s Rights and Standstill Agreement between UCBH and Minsheng (the “Investor’s Rights Agreement”).

The Voting Agreement will terminate on the earliest of (i) the date when Minsheng no longer owns any Shares, (ii) the October 7, 2010, expiration of the standstill period as set forth in the Investor’s Rights Agreement or (iii) the termination of the Investment Agreement by Minsheng as a result of a material breach of the Investment Agreement by UCBH. The Investor’s Rights Agreement provides that following the Initial Closing, Minsheng may recommend one person to be appointed to the Board in a newly created Board seat.

On September 24, 2008, the Board of Directors of UCBH and of UCB each appointed Mr. Qingyuan Wan as a new member of the Board of Directors of UCBH and UCB, respectively, effective as of September 25, 2008. Mr. Wan has been designated as a member of the Investment Committee and the Nominating Committee of

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each of the Boards of UCBH and UCB. Mr. Wan was granted 24,000 stock options as an Outside Director pursuant to UCBH’s Amended and Restated 2006 Equity Incentive Plan.

On December 23, 2008, UCBH completed the issuance of approximately 6.2 million new shares of its common stock to China Minsheng at a price of $4.85, representing the 90-day average UCBH closing price as of August 30, 2008, which is the second phase baseline date, plus a 5% premium as provided in the Investment Agreement, as amended by a letter agreement dated as of September 22, 2008. The total proceeds to UCBH, net of transaction costs, were $28.6 million. The issuance represents the completion of the second phase of the strategic agreement between UCBH and Minsheng, which results in Minsheng owning an aggregate of 9.9% of UCBH’s outstanding common stock as of August 30, 2008.

By June 30, 2009, conditioned upon mutual agreement and regulatory approvals, Minsheng may increase its share ownership to 20.0% (calculated on a post-closing basis) through, at the discretion of UCBH, a combination of the purchase of secondary shares and/or the issuance of primary shares. Minsheng will have the right to recommend a second person to be appointed in another newly created Board seat.

5.	Cash and Due from Banks

UCB is required to maintain cash reserves in a noninterest-bearing account at the FRB of San Francisco. Through the FRB, the cash in this account in excess of UCB’s reserve requirement (“Federal Funds”) is available for overnight and one day period sales to other institutions with accounts at the FRB. UCB received interest on these transactions at the prevailing federal funds rate. At December 31, 2008 and 2007, the reserve requirement was $2.0 million and $6.9 million, respectively.

6.	Securities Purchased Under Agreements to Resell

Information regarding outstanding securities purchased under agreements to resell (the “Resell Agreements”) as of and for the year ended December 31, 2008, was as follows (dollars in thousands):

Average balance outstanding	$150,000
Maximum amount outstanding at any month end period	150,000
Balance outstanding at end of period	150,000
Weighted average interest rate during the period	4.06%
Weighted average interest rate at end of period	2.90%
Weighted average remaining term to maturity at end of period (in years)	8.17

UCB entered into three long-term transactions involving the purchases of Resell Agreements with Citigroup Global Markets Inc. One of the Resell Agreements is recorded net of certain repurchase agreements. FIN 41, offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements - an interpretation of APB Opinion No. 10 and a modification of FASB Interpretation No. 39, allows for the netting of repurchase agreements and reverse repurchase agreements if certain conditions are met. These conditions are met for one reverse repurchase agreement totaling $50.0 million as of December 31, 2008.

The two Resell Agreements not subject to offsetting total $150.0 million. The first Resell Agreement is for $75.0 million and matures on March 14, 2017. Under the terms of the Resell Agreement, interest payments are due from the seller semi-annually. The interest rate for this Resell Agreement is based on the six month USD London Interbank Offered Rate (“LIBOR”) plus a margin of 1.75% for the first and second year. For year three through year ten, the interest rate is based on a rate of 7.40% plus ten times the difference between 65% of the average one month USD LIBOR and the average USD SIFMA Swap index, subject to a minimum of 0.00% and a maximum of 10.09%. The second Resell Agreement is also for $75.0 million and matures on March 30, 2017. Under the terms of the Resell Agreement, interest payments are due quarterly. The interest rate for this Resell Agreement is based on 7.72% plus ten times the difference between 65% of the average one month USD LIBOR and the average USD SIFMA Swap index, subject to a minimum of 0.00% and a maximum of 10.19%.

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7.	Investment and Mortgage-Backed Securities

The amortized cost and approximate market value of investment and mortgage-backed securities classified as available for sale and held to maturity, along with the portions of the portfolio with unrealized loss positions (and the length of time those securities had been in an unrealized loss position) at December 31, 2008, were as follows (dollars in thousands):

		Gross	Gross		Less Than 12 Months		12 Months or More		Total
	Amortized	Unrealized	Unrealized	Fair	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description	Cost	Gains	Losses	Value	Value	Losses	Value	Losses	Value	Losses

Investment securities available for sale:
Agency preferred stock	$1,251	$-	$(869)	$382	$382	$(869)	$-	$-	$382	$(869)
Collateralized debt obligations	15,343	461	(3,236)	12,568	-	-	6,159	(3,236)	6,159	(3,236)
U.S. Government sponsored enterprises notes	802,826	14,381	(1,726)	815,481	98,274	(1,726)	-	-	98,274	(1,726)
U.S. Government sponsored enterprises discount notes	197,106	1,694	-	198,800	-	-	-	-	-	-
U.S. Treasury Bill	49,955	8	-	49,963	-	-	-	-	-	-
Municipals	278,549	121	(26,371)	252,299	141,101	(11,321)	96,969	(15,050)	238,070	(26,371)
Other	10,000	-	(2,984)	7,016	-	-	7,016	(2,984)	7,016	(2,984)

Total investment securities available for sale	1,355,030	16,665	(35,186)	1,336,509	239,757	(13,916)	110,144	(21,270)	349,901	(35,186)

Mortgage-backed securities available for sale:
FNMA	568,627	9,665	(328)	577,964	45,945	(159)	14,915	(169)	60,860	(328)
GNMA	259,002	4,788	(197)	263,593	18,758	(137)	8,797	(60)	27,555	(197)
FHLMC	325,132	4,206	(838)	328,500	42,476	(371)	18,880	(467)	61,356	(838)
CMBS	329,975	-	(23,362)	306,613	297,665	(10,606)	8,948	(12,756)	306,613	(23,362)
Other	160,983	230	(12,299)	148,914	100,329	(6,329)	38,739	(5,970)	139,068	(12,299)

Total mortgage-backed securities available for sale	1,643,719	18,889	(37,024)	1,625,584	505,173	(17,602)	90,279	(19,422)	595,452	(37,024)

Total investment and mortgage-backed securities available for sale	2,998,749	35,554	(72,210)	2,962,093	744,930	(31,518)	200,423	(40,692)	945,353	(72,210)

Investment securities held to maturity:
Municipal securities	182,386	3,958	(2,361)	183,983	45,509	(2,140)	1,515	(221)	47,024	(2,361)

Mortgage-backed securities held to maturity:
FNMA	51,521	975	-	52,496	-	-	-	-	-	-
GNMA	47,567	1,177	-	48,744	-	-	-	-	-	-
FHLMC	319	2	-	321	-	-	-	-	-	-

Total mortgage-backed securities held to maturity	99,407	2,154	-	101,561	-	-	-	-	-	-

Total investment and mortgage-backed securities held to maturity	281,793	6,112	(2,361)	285,544	45,509	(2,140)	1,515	(221)	47,024	(2,361)

Total securities	$3,280,542	$41,666	$(74,571)	$3,247,637	$790,439	$(33,658)	$201,938	$(40,913)	$992,377	$(74,571)

As of December 31, 2008, the net unrealized loss on total securities was $32.9 million. The $3.8 million net unrealized gain between the carrying value and market value of securities that are held to maturity has not been recognized in the Consolidated Balance Sheets. The net unrealized loss on securities that are available for sale was $36.7 million. Two hundred and thirty-nine securities in the available for sale securities portfolio had unrealized losses. Net of a tax benefit of $15.0 million, the unrealized $21.7 million loss on securities available for sale is included in other comprehensive loss as a reduction to stockholders’ equity. Investment securities available for sale with unrealized losses were determined not to be other-than-temporary impaired due to indicators associated with these securities that the Company evaluated. Indicators that the Company evaluated for these securities include the amount of decline in market value below the amount recorded for these securities and the severity of the decline. Other factors that were considered in determining whether these securities were not other-than-temporary impaired include the length of time, any recent events specific to the

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issuer, the economic conditions of its industry, review of the collateral associated with the securities, management’s best estimate of cash flows and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery. Also, in the pricing of investments using the Company’s internal model, the Company stress tested the cash flows in each scenario. As more fully described in Note 8, from time to time the Company may securitize commercial real estate loans, as well as multifamily and residential mortgage loans through FNMA, to manage concentration risk and liquidity and retain such investments.

Additionally, certain securities that UCB holds have unrealized losses that have existed for periods in excess of twelve months at December 31, 2008. These securities are comprised primarily of collateralized debt obligations, mortgage-backed securities and municipal securities.

Mortgage-backed securities consist primarily of securities guaranteed by FNMA, GNMA and FHLMC, as well as commercial mortgage-backed securities and certain collateralized mortgage obligations. These securities are collateralized by residential and commercial mortgage loans and may be prepaid at par prior to maturity. The unrealized losses on our mortgage-backed securities resulted primarily from change in interest rates due to increased risk aversion subsequent to purchase. The unrealized losses are expected to decline should the required yield fall to the purchased yield and as the securities approach contractual or expected maturity.

The municipal securities are issued by states and their political subdivisions in the U.S. These securities predominantly have ratings of AAA, AA, or A. These securities either have bond insurance or guarantees that originally supported investment grade ratings of AAA or AA. With the recent Nationally Recognized Statistical Rating Organization (“NRSRO”) downgrades of monoline insurers, we have seen the ratings of our municipal bonds decline, but in no case are the bonds rated below BBB, although some are unrated. Nevertheless, in management’s opinion there have not been any material deteriorations of the underlying municipal credit quality that would contribute to other-than-temporary impairment. The unrealized losses on our municipal securities resulted primarily from the lack of market liquidity in the third and fourth quarter, changes in interest rates due to an increase in risk aversion subsequent to purchase and to a lesser extent the uncertainty surrounding the monoline insurers. We expect that the unrealized losses would decline if interest rates fall to the purchased yield and as the securities approach contractual or expected maturity.

Other investment securities available for sale is comprised of one collateralized loan obligation. Other mortgage-backed securities available for sale, with an amortized cost of $161.0 million and a market value of $148.9 million, are comprised of private-label residential mortgage-backed securities, CDOs backed by TPS, and interest-only strips from Small Business Administration (“SBA”) loans.

Included in CMBS available for sale is the entire interest retained by UCB for the UCB securitization of commercial real estate loans (“CRE”) during the fourth quarter of 2007. The amortized cost basis and fair value of the retained interest was $330.0 million and $306.6 million, respectively, at December 31, 2008. The amortized cost at December 31, 2008, reflects a $5.0 million impairment recorded in the second quarter of 2008 on the retained residual tranche of this securitization. The write-down was primarily due the severity of depreciation during the second quarter of 2008 and the assessment of an adverse change in the cash flows.

CDOs with an amortized cost basis of $15.3 million and fair value of $12.6 million at December 31, 2008, include securities backed by REIT TPS and bank TPS which are included in our available for sale securities. The unrealized losses on these securities have occurred as a result of rising defaults and delinquencies in the subprime residential mortgage markets, coupled with rating agency downgrades of a large number of subprime residential mortgage-backed securities, which in turn led to continued credit spread widening and ultimately resulted in declines in the valuations of these types of securities and certain indices that serve as a reference point for determining the fair value of such securities. The amortized cost at December 31, 2008, reflects the cumulative $15.9 million other-than-temporary impairment charges that we recognized on CDOs and which have been reflected in our results of operations for the year ended December 31, 2008. At December 31, 2007,

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the amortized cost reflected an $11.6 million other-than-temporary impairment charge that we recognized on two CDOs.

FNMA and FHLMC preferred stock are U.S. GSE investment securities with an amortized cost-basis and fair value of $1.3 million and $382,000, respectively, at December 31, 2008. At the end of the second quarter, the Company recognized a $4.4 million other-than-temporary impairment charge on four of the GSE investment securities. The write-down in the second quarter 2008 was due to the severity and duration of the decline in the carrying values of the GSE investment securities and the lack of positive near term prospects. At the end of the third quarter, an additional $17.8 million of other-than-temporary impairment charge was recorded on the GSE investment securities resulting from the conservatorship of both FNMA and FHLMC and the related elimination of the payment of future dividends on these GSE investment securities.

UCB expects to hold its available for sale debt securities until recovery of the carrying value, which could be maturity. UCB has concluded that the decline in value on these available for sale securities is temporary, as the decline in value has been driven predominantly by current market conditions, the widening of credit spreads and decreased liquidity.

The amortized cost and approximate market value of investment and mortgage-backed securities classified as available for sale and held to maturity, along with the portions of the portfolio with unrealized loss positions at December 31, 2007, were as follows (dollars in thousands):

		Gross	Gross		Less Than 12 Months		12 Months or More		Total
	Amortized	Unrealized	Unrealized	Fair	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description	Cost	Gains	Losses	Value	Value	Losses	Value	Losses	Value	Losses

Investment securities available for sale:
Agency preferred stock	$23,466	$-	$(3,317)	$20,149	$20,149	$(3,317)	$-	$-	$20,149	$(3,317)
Collateralized debt obligations	31,433	-	(2,702)	28,731	12,364	(2,163)	7,960	(539)	20,324	(2,702)
U.S. Government sponsored enterprises notes	446,916	997	(686)	447,227	174,453	(498)	51,804	(188)	226,257	(686)
Municipals	246,632	741	(2,964)	244,409	160,048	(2,964)	-	-	160,048	(2,964)
Other	10,000	-	(1,050)	8,950	-	-	8,950	(1,050)	8,950	(1,050)

Total investment securities available for sale	758,447	1,738	(10,719)	749,466	367,014	(8,942)	68,714	(1,777)	435,728	(10,719)

Mortgage-backed securities available for sale:
FNMA	559,979	1,409	(5,250)	556,138	13,288	(30)	291,258	(5,220)	304,546	(5,250)
GNMA	77,478	25	(1,770)	75,733	3,505	(84)	71,735	(1,686)	75,240	(1,770)
FHLMC	241,243	102	(5,471)	235,874	699	(2)	223,597	(5,469)	224,296	(5,471)
CMBS	390,112	835	(5,499)	385,448	20,753	(5,499)	-	-	20,753	(5,499)
Other	188,006	148	(2,458)	185,696	10,362	(379)	139,808	(2,079)	150,170	(2,458)

Total mortgage-backed securities available for sale	1,456,818	2,519	(20,448)	1,438,889	48,607	(5,994)	726,398	(14,454)	775,005	(20,448)

Total investment and mortgage-backed securities available for sale	2,215,265	4,257	(31,167)	2,188,355	415,621	(14,936)	795,112	(16,231)	1,210,733	(31,167)

Investment securities held to maturity:
Municipal securities	212,647	6,016	(32)	218,631	3,789	(28)	417	(4)	4,206	(32)

Mortgage-backed securities held to maturity:
FNMA	4,090	-	(101)	3,989	-	-	3,989	(101)	3,989	(101)
GNMA	54,326	-	(1,071)	53,255	16,156	(216)	37,098	(855)	53,254	(1,071)
FHLMC	422	-	(11)	411	-	-	411	(11)	411	(11)

Total mortgage-backed securities held to maturity	58,838	-	(1,183)	57,655	16,156	(216)	41,498	(967)	57,654	(1,183)

Total investment and mortgage-backed securities held to maturity	271,485	6,016	(1,215)	276,286	19,945	(244)	41,915	(971)	61,860	(1,215)

Total securities	$2,486,750	$10,273	$(32,382)	$2,464,641	$435,566	$(15,180)	$837,027	$(17,202)	$1,272,593	$(32,382)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

As of December 31, 2007, the net unrealized loss on total securities was $22.1 million. The net unrealized loss on securities that are available for sale was $26.9 million. Net of a tax benefit of $11.3 million, the unrealized $15.6 million loss on securities available for sale is included in other comprehensive loss as a reduction to stockholders’ equity. The $4.8 million net gain between the carrying value and market value of securities that are held to maturity has not been recognized in the consolidated financial statements for the year ended December 31, 2007.

The scheduled contractual maturities on investment and mortgage-backed securities classified as available for sale and held to maturity at December 31, 2008, were as follows (dollars in thousands):

	Amortized Cost					Fair Value
		After 1	After 5				After 1	After 5
		Year	Years				Year	Years
	Within	Through	Through	After		Within	Through	Through	After
Description	1 Year	5 Years	10 Years	10 Years	Total	1 Year	5 Years	10 Years	10 Years	Total

Investment securities available for sale:
Agency preferred stock	$-	$-	$-	$1,251	$1,251	$-	$-	$-	$382	$382
Collateralized debt obligations	-			15,343	15,343	-	-	-	12,568	12,568
U.S. Government sponsored enterprises notes	197,106	73,022	704,804	25,000	999,932	198,800	74,232	715,824	25,425	1,014,281
U.S. Treasury Bill	49,955			-	49,955	49,963	-	-	-	49,963
Municipals	-	412	2,757	275,380	278,549	-	418	2,809	249,072	252,299
Other	-	-	10,000	-	10,000	-	-	7,016	-	7,016

Total investment securities available for sale	247,061	73,434	717,561	316,974	1,355,030	248,763	74,650	725,649	287,447	1,336,509

Mortgage-backed securities available for sale:
FNMA	-	6,419	161,241	400,967	568,627	-	6,488	162,784	408,692	577,964
GNMA	-	-	-	259,002	259,002	-	-	-	263,593	263,593
FHLMC	-	-	28,665	296,467	325,132	-	-	29,165	299,335	328,500
CMBS	-	-	-	329,975	329,975	-	-	-	306,613	306,613
Other	-	-	46,299	114,684	160,983	-	-	44,996	103,918	148,914

Total mortgage-backed securities available for sale	-	6,419	236,205	1,401,095	1,643,719	-	6,488	236,945	1,382,151	1,625,584

Total investment and mortgage-backed securities available for sale	247,061	79,853	953,766	1,718,069	2,998,749	248,763	81,138	962,594	1,669,598	2,962,093

Investment securities held to maturity:
Municipal securities	-	-	11,328	171,058	182,386	-	-	11,541	172,442	183,983

Mortgage-backed securities held to maturity:
FNMA	-	-	1,079	50,442	51,521	-	-	1,087	51,409	52,496
GNMA	-	-	-	47,567	47,567	-	-	-	48,744	48,744
FHLMC	-	-	-	319	319	-	-	-	321	321

Total mortgage-backed securities held to maturity	-	-	1,079	98,328	99,407	-	-	1,087	100,474	101,561

Total investment and mortgage-backed securities held to maturity	-	-	12,407	269,386	281,793	-	-	12,628	272,916	285,544

Total securities	$247,061	$79,853	$966,173	$1,987,455	$3,280,542	$248,763	$81,138	$975,222	$1,942,514	$3,247,637

The remaining contractual maturities for mortgage-backed securities were allocated assuming no prepayments. Remaining maturities will differ from contractual maturities since borrowers may have the right to prepay obligations before underlying mortgages mature.

Approximately $440.9 million and $149.5 million of investment and mortgage-backed securities have been pledged to secure borrowings entered into by UCB at December 31, 2008 and 2007, respectively, as more fully

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

described in Note 17. UCB has also pledged $700.9 million and $580.4 million of its investment securities as collateral for public deposits as of December 31, 2008 and 2007, respectively.

For the year ended December 31, 2008, proceeds from the sale of available for sale securities totaled $1.36 billion, with gross realized gains of $10.9 million and gross realized losses of $53,000. For the year ended December 31, 2007, proceeds from the sale of available for sale securities totaled $1.23 billion, with gross realized gains of $5.5 million and gross realized losses of $175,000. Proceeds from the sale of available for sale securities for the year ended December 31, 2006, totaled $96.8 million, with gross realized gains of $276,000 and gross realized losses of $70,000.

8.	Securitization Activities

The Company engages in securitization activities related to commercial real estate and multifamily mortgage loans and consumer residential mortgage loans to manage concentration risk and liquidity. The lack of market liquidity experienced during 2008 has limited the Company’s securitization activities. Special purpose entities (“SPE”) are typically used to facilitate the commercial real estate securitization transactions. The Company typically retains interests in the securitized financial assets as one or more tranches of the securitization. These retained interests are included in the Company’s Consolidated Balance Sheets in available for sale investment securities and are reflected at fair value. Any resulting changes in fair value are reflected in other comprehensive income, unless the change in fair value is considered other-than-temporary.

For the years ended December 31, we securitized the following financial assets (dollars in thousands):

	2008	2007

Secured by real estate - nonresidential	$-	$402,441
Secured by real estate - multifamily	161,810	176,890
Residential mortgage (one-to-four family)	92,678	-

Total	$254,488	$579,331

During the year ended December 31, 2008, UCB securitized $254.5 million of multifamily and residential mortgage loans with servicing rights retained through FNMA. During the fourth quarter of 2007 and 2006, UCB securitized multifamily loans with servicing rights retained through FNMA. In addition, during the fourth quarter of 2007, UCB securitized $402.4 million of commercial real estate loans. The loans were exchanged for collateralized mortgage backed securities, issued through a newly established trust, United Commercial Mortgage Securities, LLC. As UCB retains the entire interest in the securitized assets and obtains a substantive guarantee from a third party, no gain or loss is recognized on the transaction. However, with respect to the commercial real estate loan securitization, UCB recorded $1.6 million against the allowance for loan losses as the carrying value of the loans exceeded the fair value of the securities.

Retained interests in securitized financial assets at the time of securitization were approximately $252.6 million, $578.1 million and $174.7 million for the years ended December 31, 2008, 2007 and 2006, respectively. There were no net gains or losses from securitization transactions during the years ended December 31, 2008, 2007 and 2006.

The entire interest retained by UCB for the UCB securitization of CRE during the fourth quarter of 2007 is included in other mortgage-backed securities available for sale. The amortized cost basis and carrying value of the retained interest was $330.0 million and $306.6 million, respectively, at December 31, 2008.

The following table presents information on the Company’s residual from the commercial real estate loan securitization transaction. Key economic assumptions and the sensitivity of the current fair value of the residual

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

to immediate 10% and 20% adverse changes in such assumptions at December 31, 2008 and 2007, were as follows (dollars in thousands):

	Commercial Real Estate Loans
	2008	2007

Residual	$4,165	$9,547
Weighted average life (in years)	3.33	3.91
Weighted average discount rate (bond equivalent yield)	80.00%	30.00%
Impact on fair value of 10% adverse change	$(350)	$(564)
Impact on fair value of 20% adverse change	(646)	(1,085)
Weighted average credit losses (rate per annum)	3.00%	1.00%
Impact on fair value of 10% adverse change	$(151)	$(56)
Impact on fair value of 20% adverse change	(302)	(153)
Prepayment speed assumptions	43.49%	39.04%
Impact on fair value of 10% adverse change	$(235)	$(60)
Impact on fair value of 20% adverse change	(676)	(102)

The results of the sensitivity analyses in the above table are determined by stressing a particular economic assumption independent of changes in other assumptions. In reality, changes in one factor may often result in changes in other factors, which may counteract or magnify the impact of the changes reflected in the table above. In addition, changes in the fair value based on a 10% or 20% variation in an assumption should not be extrapolated, because the relationship of the change in the assumption to the change in fair value may not be linear.

9.	Federal Home Loan Bank Stock and Other Equity Investments

The components of FHLB stock and other equity investments as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Federal Home Loan Bank stock	$93,488	$85,725
Other equity investments	55,842	53,152

FHLB stock and other equity investments	$149,330	$138,877

The investments in the above table above are reflected at cost. Such investments’ fair value is estimated quarterly based on the underlying organization’s business model, current and projected financial performance and overall economic and market conditions. If fair value is estimated to be below cost, an evaluation for other-than-temporary impairment is performed. At December 31, 2008, there were no investments where the estimated fair value was below the respective cost.

UCB, along with all other financial institutions, must own stock in the FHLB to have access to FHLB’s products and services. The stock does not trade on a stock market, but may be issued, exchanged, redeemed and repurchased by the FHLB at its stated par value. The stock is redeemable by a shareholder on five years’ written notice, subject to certain conditions. The FHLB can redeem its stock with 15 days written notice and at quarterly intervals if the member has stock in excess of 115% of its calculated requirement. The San Francisco FHLB reported January 9, 2009, that it was suspending dividends and repurchases of shares in excess of what is required for member’s current loans in order to preserve its capital.

UCB is subject to certain requirements of the Community Reinvestment Act (the “CRA”). The CRA generally requires the federal banking agencies to evaluate a financial institution in meeting the credit needs of its local communities, including low-income and moderate-income neighborhoods. UCB invests in CRA-qualified investments, such as affordable housing partnerships and small business investment companies. Additional funding commitments related to these CRA investments at December 31, 2008, were $5.8 million.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10.	Loans Held for Sale

The components of loans held for sale as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Commercial:
Secured by real estate - nonresidential	$-	$175,101
Business	-	1,109

Total commercial loans	-	176,210

Consumer:
Residential mortgage (one-to-four family)	-	927

Loans held for sale (1)	$-	$177,137

(1)	Amounts reflect net unamortized deferred loan fees, purchase premiums and discounts of $322,000 at December 31, 2007.

During the years ended December 31, 2008 and 2007, UCB transferred $40.3 million and $207.0 million, respectively, of loans from held in portfolio to held for sale and $156.2 million and $79.1 million, respectively, of loans from held for sale to held in portfolio.

11. Loans Held in Portfolio and Allowance for Loan Losses

The components of loans held in portfolio as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Commercial:
Secured by real estate - nonresidential	$2,582,813	$2,317,501
Secured by real estate - multifamily	1,114,275	1,186,177
Business	2,406,773	2,076,597
Construction	1,984,849	1,666,550

Total commercial loans	8,088,710	7,246,825

Consumer:
Residential mortgage (one-to-four family)	493,023	518,674
Other (1)	88,954	66,651

Total consumer loans	581,977	585,325

Loans held in portfolio (2)	8,670,687	7,832,150
Allowance for loan losses	(230,439)	(80,584)

Net loans held in portfolio	$8,440,248	$7,751,566

(1)	Amount includes deposit overdrafts of $2.3 million and $6.7 million at December 31, 2008 and 2007, respectively.
(2)	Amounts reflect net unamortized deferred loan fees, purchase premiums and discounts of $11.4 million and $17.9 million at December 31, 2008 and 2007, respectively.

UCB securitizes commercial real estate, multifamily and residential mortgage (one-to-four family) loans. The Company will typically retain all of the resulting securities that are issued, including senior interests, principal and interest only strips, and overcollateralization bonds, which are considered retained interests in the transferred assets. At the time of the transaction, these securitizations do not have a significant cash flow impact to UCB, since UCB loans are exchanged for securities. Since UCB retains all of the securities, no gain or loss is recognized on the securitization transaction. Retained interests in securitized assets are classified as available for sale securities and are recorded and reflected at their allocated carrying amounts based on the relative fair values of the assets sold and retained.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

During 2008, UCB securitized $254.5 million of multifamily loans and residential mortgage loans with servicing rights retained through FNMA. The mortgage-backed securities created from this guaranteed mortgage securitization are classified as available for sale investments. As part of this transaction, UCB recognized mortgage servicing rights of $1.9 million.

The components of loans held in portfolio by interest rate type as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Adjustable-rate loans	$5,838,890	$5,000,318
Hybrid loans	1,302,623	1,280,340
Fixed-rate loans	1,540,622	1,569,427

Loans held in portfolio (1)	$8,682,135	$7,850,085

(1)	Amounts do not reflect net unamortized deferred loan fees, purchase premiums and discounts of $11.4 million and $17.9 million at December 31, 2008 and 2007, respectively.

As of December 31, 2008 and 2007, residential mortgage (one-to-four family), multifamily and commercial loans with a market value of $3.91 billion and $4.15 billion, respectively, were pledged to secure FHLB advances (see Note 17).

Nonaccrual, past due and restructured loans from loans held in portfolio and OREO as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Total nonaccrual loans from loans held in portfolio	$503,085	$53,185
Accruing loans contractually past due 90 days or more	26,435	33,381
Troubled debt restructured	58,035	10,712
Other real estate owned	27,688	3,844

Additionally, UCB had no commitments to lend additional funds to debtors whose loans are nonperforming at December 31, 2008.

Impaired loans as of December 31, 2008, 2007 and 2006, were as follows (dollars in thousands):

	2008	2007	2006

Impaired loans with a valuation allowance	$345,682	$32,355	$6,897
Impaired loans without a valuation allowance	265,643	50,803	5,094

Total impaired loans	$611,325	$83,158	$11,991

Allowance for impaired loans under SFAS No. 114	$120,491	$7,851	$1,383

Gross interest income recognized on impaired loans during the year	$1,737	$139	$80

Gross interest income not recognized on nonaccrual loans	$19,634	$1,877	$676

Our average recorded investment in impaired loans for the years ended December 31, 2008, 2007 and 2006, was $342.8 million, $42.0 million and $29.9 million, respectively.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The activity in the allowance for loan losses and allowance for losses related to unfunded commitments for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

Balance at beginning of year:
Allowance for loan losses	$80,584	$62,015	$64,542
Allowance for losses - unfunded commitments	4,793	6,833	3,402

Total allowance for losses at beginning of the year	85,377	68,848	67,944
Provision for losses	262,943	20,181	3,842
Loans charged off	(114,025)	(10,677)	(10,694)
Recoveries of loans previously charged off	792	1,418	477
Adjustment - acquired through business combinations	-	5,607	7,279

Total allowance for losses at end of year	$235,087	$85,377	$68,848

Allowance for loan losses	$230,439	$80,584	$62,015
Reserve for unfunded commitments	4,648	4,793	6,833

Total allowance for losses and reserve for unfunded commitments at end of year	$235,087	$85,377	$68,848

12  Premises and Equipment

The components of premises and equipment as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Buildings	$125,749	$121,799
Land	39,777	39,777
Leasehold improvements	23,578	25,959
Computer software	16,475	12,502
Equipment, furniture and fixtures	28,139	37,582

Gross premises and equipment	233,718	237,619
Accumulated depreciation and amortization	(87,840)	(92,989)

Premises and equipment, net	$145,878	$144,630

Total depreciation and amortization expense was $11.1 million, $10.7 million, and $9.0 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Rental income is included in occupancy expense in the consolidated statements of operations and totaled $7.5 million, $7.1 million and $6.3 million for the years ended December 31, 2008, 2007 and 2006, respectively. The future noncancelable minimum lease payment receivables as of December 31, 2008, are as follows (dollars in thousands):

2009	$4,439
2010	3,129
2011	2,843
2012	2,017
2013	1,095
2014 and thereafter	962

Total	$14,485

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13.	Goodwill

Assets and liabilities of companies acquired in purchase transactions are recorded at fair value at the date of acquisition. Goodwill represents the excess purchase price over the fair value of net assets acquired, plus any identifiable intangibles. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or when events and circumstances indicate a potential impairment. The impairment test is performed in two phases at the reporting unit level. The first step compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired. However, if the carrying amount of the reporting unit exceeds its fair value, an additional step has to be performed. The additional step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of such goodwill. An impairment loss is recorded to the extent that the carrying value of the goodwill exceeds its implied fair value.

In accordance with the Company’s annual review policy, our annual goodwill impairment analysis is conducted in September. However, due to continued market volatility and its affect on the Company’s stock price, the Company reviewed its goodwill for potential impairment during each of the quarters in 2008 by comparing the Company’s market capitalization to its book value. The Company, with assistance from a third party valuation firm, determined the goodwill valuation for its two reporting units, Domestic Reporting Unit and International Reporting Units. The estimated fair values of the two reporting units, Domestic Reporting Unit and International Reporting Units were calculated under the step one process. For the step one procedures, the Market and Income Approaches were used to derive the valuation of the Domestic Reporting Unit and International Reporting Units. Based on the results of the step one procedures, it was determined there is no goodwill impairment with the International Reporting Units because fair value was greater than book value. However, it was determined that the goodwill in the Company’s Domestic Reporting Unit needed to be subjected to the step two “implied fair value” methodology. Based on the step two evaluations, management has determined that there is no goodwill impairment associated with the Domestic Reporting Unit.

During the quarter ended March 31, 2008, and continuing throughout 2008, our stock price declined significantly to a level indicating a market capitalization well below book value. In analyzing the decline in the stock price, we considered the decline to be primarily attributed to general market declines and overall concerns with regard to the banking industry. While this decline was considered in our analysis of potential impairment, we concluded that the unusual and severe conditions in the stock market meant that an entirely market capitalization based approach was not the most reliable indicator of fair value as we did in 2007. In 2008, we performed goodwill impairment testing at each quarter end utilizing both a market approach and income approach. The income approach was based on a discounted cash flow model to estimate the fair value of our reporting units, which we considered to be most reflective of a market participant’s view of fair value given the current market conditions.

Discounted Cash Flow Approach

The discounted cash flow (“DCF”) method was used as an income approach to establish the fair value of the equity of the Domestic Unit and International Reporting Units. In determining the value, the cash flow projections through 2013 were utilized. Following 2013, the business was considered to have reached a steady state. The projected earnings were adjusted for earnings retained for capital growth and also adjusted to remove the effects of depreciation and amortization, if significant, in order to determine the projected cash flow of the reporting units. An appropriate discount rate, calculated using the Capital Asset Pricing Model and market participant based assumptions, was then applied.

The after-tax net cash flows were then calculated and discounted to their present value over the projection period. The terminal cash flow was then established using the terminal year’s projected cash flow to which a Gordon Growth multiple was applied. The terminal value was discounted to present value and added to the projected cash flows, resulting in a value of the Domestic Reporting Unit and International Reporting Units’ common equity. For the Domestic Reporting Unit, the fair value of the Domestic Reporting Unit’s preferred

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

equity was then added to the concluded value of its common equity. In addition, the fair value of the TARP preferred equity and warrant was added to the concluded value, leading to a total value of the Domestic Reporting Unit under the DCF approach.

Implied Fair Value Methodology

For the step two procedures on the Domestic Reporting Unit, the “implied fair value” methodology was used. Step two of SFAS 142 measures the impairment of goodwill by comparing its carrying value to its implied fair value. SFAS 142 states that the implied fair value of goodwill should be determined in the same manner as goodwill is determined in a business combination. The fair value of the reporting unit should be allocated to the fair value of its assets and liabilities as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price. The remainder of the excess of the fair value of the reporting unit over the fair value of its tangible and intangible assets and liabilities is the implied fair value of goodwill. SFAS 141 provides guidance for allocating the purchase price in business combinations, which includes identifying and qualifying intangible assets as well as valuing such items. SFAS 142 does not lead to either a write-up or write-down of tangible or intangible assets or liabilities as a result of the impairment testing process. In performing the step two analysis of the Domestic Reporting Unit the major balance sheet accounts were reviewed in addition to identifying all unrecognized intangible assets. The analysis of the major balance sheet accounts primarily involved the use of the DCF approach and the use of key assumptions in determining the fair value of the respective assets and liabilities. On the basis of the analysis performed and the resulting fair values of the major assets and liabilities, the determination was made that the implied fair value of goodwill determined in the step two analysis exceeded the carrying value. Therefore, it was determined that there was no goodwill impairment and no impairment charge was warranted as of December 31, 2008.

While management has a plan to return the Company’s business fundamentals to levels that support the book value per common share, there is no assurance that the plan will be successful, or that the market price of the common stock will increase to such levels in the foreseeable future. Accordingly, the Company will continue to monitor goodwill for potential impairment until such time whereby the market capitalization exceeds the book value of equity.

The current market volatility and lack of confidence in the financial markets continue to adversely affect the stock prices of financial institutions, in the United States as well as globally. As one of these financial institutions, the Company has seen its stock price decline from its December 31, 2008 level. In the event the Company’s stock price remains at its current level, the Company will be subjected to potential goodwill impairment.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The activity in goodwill for years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

Balance at beginning of year	$436,606	$226,780	$106,648
Business Development Bank Ltd. acquisition	-	135,337	-
Business Development Bank Ltd. acquisition purchase price adjustment	(1,031)	-	-
CAB Holding, LLC acquisition	-	74,595	-
CAB Holding, LLC acquisition purchase price adjustment	1,117	-	-
Summit Bank Corporation acquisition	-	-	126,199
Summit Bank Corporation acquisition purchase price adjustment	(669)	4,261	-
Pacifica Bancorp, Inc. acquisition purchase price adjustment	-	1,211	(1,913)
Asian American Bank & Trust Company acquisition purchase price adjustment	-	1,555	(2,098)
First Continental Bank acquisition purchase price adjustment	-	(40)	-
Bank of Canton of California acquisition purchase price adjustment	(3,993)	(7,093)	(2,056)

Balance at end of year	$432,030	$436,606	$226,780

During the year ended December 31, 2008, an adjustment of $1.1 million was recorded to reflect the under-recognition of amortization in 2007 associated with a time deposit discount arising from our acquisition of Summit Bank. The adjustment increased interest expense $1.1 million and decreased goodwill by a like amount. The adjustment is the correction of an error that was identified in 2007 and is deemed immaterial to the 2008 full year results of operations. In the third quarter of 2008, an adjustment of $962,000 was recorded to increase goodwill arising from the CAB acquisition and decrease other assets by the same amount. The adjustment was to record the effect of the filing of CAB’s final tax returns.

14.	Core Deposit Intangibles

The gross carrying amount and the associated accumulated amortization for core deposit intangibles as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Core deposit intangibles, gross	$33,311	$34,050
Accumulated amortization	(16,479)	(11,524)

Core deposit intangibles, net	$16,832	$22,526

The activity in net core deposit intangibles for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

Balance at beginning of period	$22,526	$28,325	$14,981
Business Development Bank Ltd. acquisition	-	330	-
CAB Holding, LLC acquisition	-	6,600	-
Summit Bank Corporation acquisition	-	-	16,900
Summit Bank Corporation acquisition adjustment	-	(7,800)	-
Pacifica Bancorp, Inc. acquisition adjustment	-	-	(740)
Asian American Bank & Trust Company acquisition adjustment	-	-	(150)
Amortization	(4,955)	(4,566)	(2,342)
Impairment write-downs	(739)	(363)	(324)

Balance at end of period	$16,832	$22,526	$28,325

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The estimated future amortization expense related to core deposit intangibles as of December 31, 2008, is as follows (dollars in thousands):

2009	$4,161
2010	3,891
2011	3,726
2012	2,987
2013	1,600
2014 and thereafter	467

Total	$16,832

15.	Mortgage Servicing Rights

The gross carrying amount and the associated accumulated amortization for mortgage servicing rights as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Mortgage servicing rights, gross	$24,814	$23,061
Accumulated amortization	(13,826)	(10,278)

Mortgage servicing rights, net	$10,988	$12,783

The activity in net mortgage servicing rights for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

Balance at beginning of period	$12,783	$13,273	$10,642
Addition/Capitalization	2,401	3,249	6,812
Amortization	(3,547)	(3,581)	(2,999)
Impairment	(649)	(158)	(1,182)

Balance at end of period	$10,988	$12,783	$13,273

Amortization expense related to mortgage servicing rights is recorded as a reduction to other fees on the consolidated statements of operations. UCB recognized impairment losses of $649,000, $158,000 and $1.2 million as a result of the mortgage servicing rights impairment review during the years ended December 31, 2008, 2007 and 2006, respectively.

The estimated future amortization expense related to mortgage servicing rights as of December 31, 2008, is as follows (dollars in thousands):

2009	$3,295
2010	2,003
2011	1,334
2012	1,029
2013	699
2014 and thereafter	2,628

Total	$10,988

Real estate loans being serviced for others totaled $2.39 billion and $2.44 billion at December 31, 2008 and 2007, respectively. These loans are not included in the Consolidated Balance Sheets. In connection with these loans, UCB held trust funds of approximately $16.7 million and $10.0 million at December 31, 2008 and 2007, respectively, all of which were segregated in separate accounts and not included in the accompanying Consolidated Balance Sheets. Some agreements with investors to whom UCB has sold loans have

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

representation and warranty provisions that could require the repurchase of loans under certain circumstances. Management does not believe that any exposure from such repurchases is material, and therefore, no provision for any repurchase has been recorded.

The fair value of capitalized mortgage servicing rights along with the sensitivity analysis related to two key factors, prepayment speed and discount rate, as of December 31, 2008 and 2007, was as follows (dollars in thousands):

	2008	2007

Fair value of mortgage servicing rights	$12,561	$17,070
Expected weighted-average life (in years)	3.12	4.14
Range of prepayment speed assumptions (annual CPR)	12%-30%	12%-27%
Discount rate assumption	13.87%	13.11%
Decrease in fair value from 10% adverse CPR change	(551)	$(722)
Decrease in fair value from 20% adverse CPR change	(1,060)	$(1,343)
Decrease in fair value from 100 basis point adverse discount rate change	(282)	$(402)
Decrease in fair value from 200 basis point adverse discount rate change	(551)	$(786)

These sensitivity analyses should be used with caution as the calculations were prepared by varying only one factor at a time and holding all others constant for purposes of the analyses. Changes in one factor may result in changes in other factors and such changes might magnify or counteract the sensitivities as presented. Additionally, changes in fair value based on changes in an assumption generally cannot be extrapolated because the relationship of the change in the factor to the change in fair value may not be linear.

16.	Deposits

The components of deposits as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

NOW, checking and money market accounts	$1,979,279	$2,417,630
Savings accounts	791,982	986,664
Time deposits:
Less than $100,000	3,313,534	1,423,935
$100,000 or greater	2,882,653	2,953,011

Total time deposits	6,196,187	4,376,946

Total deposits	$8,967,448	$7,781,240

Included in time deposits are $1.21 billion and $163.5 million of brokered deposits at December 31, 2008 and 2007, respectively.

The components of deposits in foreign banking offices as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Noninterest bearing deposits	$22,381	$20,902
Interest bearing deposits	916,473	1,128,685

Total deposits	$938,854	$1,149,587

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The remaining maturities on time deposits as of December 31, 2008, are as follows (dollars in thousands):

2009	$5,646,913
2010	469,846
2011	76,777
2012	1,423
2013	766
2014 and thereafter	462

Total	$6,196,187

Interest expense on deposits for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

NOW, checking and money market accounts	$29,952	$51,535	$41,282
Savings accounts	5,223	7,117	9,527
Time deposits	197,220	218,207	159,844
Less penalties for early withdrawal	(1,038)	(528)	(594)

Total	$231,357	$276,331	$210,059

17.	Borrowings

Securities Sold Under Agreements to Repurchase

Information regarding outstanding securities sold under agreements to repurchase (the “Repurchase Agreements”) as of and for the years ended December 31, 2008, 2007 and 2006 was as follows (dollars in thousands):

	2008	2007	2006

Average balance outstanding	$730,574	$400,615	$162,124
Maximum amount outstanding at any month end period	850,000	650,000	401,600
Balance outstanding at end of period	700,000	650,000	401,600
Weighted average interest rate during the period	3.85%	4.21%	3.56%
Weighted average interest rate at end of period	3.74%	4.04%	3.71%
Weighted average remaining term to maturity at end of period (in years)	7.70	8.63	6.10

UCB has entered into 9 Repurchase Agreements aggregating $700.0 million, which matures between May 11, 2011, and November 7, 2017. Under the terms of the Repurchase Agreements, payments are due quarterly. As of December 31, 2008, interest accrued and payable on the Repurchase Agreements totaled $2.6 million. The underlying collateral pledged for the Repurchase Agreements consists of FNMA, FHLMC and GNMA mortgage-backed securities, AAA rated private label collateralized mortgage obligations, and FHLB and FNMA investment securities with an aggregate fair value of $963.7 million as of December 31, 2008. The collateral is held by a custodian and maintained under the control of UCB. At December 31, 2008, the underlying collateral pledged for the Repurchase Agreements mature between 2012 and 2038. As of December 31, 2007, the underlying collateral pledged for the Repurchase Agreements matured between 2011 and 2037.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Long-Term and Short-Term Borrowings

Short-term and long-term borrowings outstanding information for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

Short-term borrowings:
Federal Home Loan Bank advances and other short-term borrowings:
Average balance outstanding	$598,387	$299,713	$224,234
Maximum amount outstanding at any month end period	806,815	637,787	654,636
Balance outstanding at end of period	335,225	414,532	654,636
Weighted average interest rate during the period	2.94%	5.15%	4.52%
Weighted average interest rate at end of period	3.39%	4.05%	5.21%
Weighted average remaining term to maturity at end of period (in years)	0.5	0.1	-
Federal funds purchased:
Balance outstanding at end of period	$-	$78,000	$-
Long-term borrowings:
Federal Home Loan Bank advances and other long-term borrowings:
Average balance outstanding	$1,423,742	$1,113,881	$683,978
Maximum amount outstanding at any month end period	1,547,668	1,372,190	906,651
Balance outstanding at end of period	1,546,335	1,372,190	906,651
Weighted average interest rate during the period	4.34%	4.69%	4.89%
Weighted average interest rate at end of period	4.11%	4.57%	4.72%
Weighted average remaining term to maturity at end of period (in years)	4.4	5.2	5.4

UCB maintains a secured credit facility with the FHLB against which UCB may take advances. The terms of this credit facility requires UCB to maintain in safekeeping with the FHLB eligible collateral of at least 100% of outstanding advances. Short-term borrowings with the FHLB totaled $250.0 million at December 31, 2008. The remainder of the short-term borrowings of $85.2 million are with various financial institutions. At December 31, 2008, FHLB short-term and long-term advances were secured with $226.9 million of mortgage-backed securities and $3.91 billion of loans, and at December 31, 2007, $18.0 million of mortgage-backed securities and $4.15 billion of loans secured the advances. At December 31, 2008, credit availability under this secured facility was approximately $697.0 million.

Long-term borrowings include FHLB advances of $1.47 billion and borrowings of $79.6 million with other financial institutions. The FHLB advances mature between January 23, 2009 and November 30, 2020, and have interest rates between 2.83% and 5.91%. The borrowings with other financial institutions mature between April 30, 2009, and December 15, 2011, and have interest rates between 3.42% and 4.67%.

Included in long-term borrowings are advances with provisions that allow the FHLB, at their option, to terminate the advances at quarterly intervals for specified periods ranging from three to five years beyond the

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

advance dates. Advances that may be terminated by the FHLB with corresponding early termination date, are as follows (dollars in thousands):

2009	$500,000
2010	250,000
2011	50,000
2012	-
2013	-

Total	$800,000

UCB also has recorded secured borrowings as of December 31, 2007, related to loan transactions that did not qualify for sales treatment under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. There were no short-term secured borrowings at December 31, 2008. The short-term secured borrowings amounted to $2.9 million at December 31, 2007.

The future contractual payments due on borrowings as of December 31, 2008, are as follows (dollars in thousands):

2009	$593,798
2010	425,135
2011	56,704
2012	119
2013	175,126
2014 and thereafter	630,678

Total	$1,881,560

On March 12, 2009, the Federal Home Loan Bank of San Francisco temporarily suspended the Company’s $56 million unsecured Fed Fund line, due to the Company being on Moody’s negative watch list.

18.	Subordinated Debentures

UCBH formed or acquired special purpose trusts in 1997, 2001, 2002, 2005, 2006, and 2007 for the sole purpose of issuing guaranteed preferred beneficial interests in its junior subordinated debentures (“Capital Securities”) and investing the proceeds thereof in junior subordinated debentures issued by UCBH. Payment of distributions out of the monies held by the trusts and payments on liquidation of the trusts or the redemption of the Capital Securities are guaranteed by UCBH to the extent the trusts have funds available. The obligations of UCBH under the guarantees and the junior subordinated debentures are subordinate and junior in right of payment to all indebtedness of UCBH and will be structurally subordinated to all liabilities and obligations of UCBH’s subsidiaries.

Pursuant to an Indenture dated as of April 17, 1998, (the “Indenture”), between UCBH and Wilmington Trust Company (“Wilmington”), as Trustee, UCBH on June 27, 2005, redeemed the entire $30,928,000 aggregate principal amount of the 9.375% junior subordinated debentures due May 1, 2028 (the “Debentures”), issued by UCBH under the Indenture. The redemption price consisted of the $30,928,000 aggregate principal amount plus aggregate unpaid interest of $451,000. The redemption of the Debentures resulted in a loss of $1.2 million in 2005 from the write-off of the unamortized Debenture issuance costs and other legal costs.

On September 22, 2005, UCBH issued $41.2 million in junior subordinated debentures to a newly formed Delaware trust subsidiary, UCBH Capital Trust V. The junior subordinated debentures bear interest at a fixed rate of 5.82% until November 23, 2010, after which date the rate will automatically convert to a floating rate equal to the three month London Interbank Offered Rate (“LIBOR”) plus 1.38% and will adjust quarterly until maturity. The junior subordinated debentures will mature on November 23, 2035, but may be redeemed by UCBH at its option in whole or in part at anytime on or after November 23, 2010. Additionally, UCBH may redeem the junior subordinated debentures at its option in whole at anytime upon certain events.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

On December 15, 2006, UCBH issued $51.5 million in junior subordinated debentures to a newly formed Delaware trust subsidiary, UCBH Capital Trust VII. The junior subordinated debentures bear interest at a fixed rate of 6.51% until December 15, 2011, after which date the rate will automatically convert to a floating rate equal to the three month LIBOR plus 1.67% and will adjust quarterly until maturity. The junior subordinated debentures will mature on December 15, 2036, but may be redeemed by UCBH at its option in whole or in part at anytime on or after December 15, 2011. Additionally, UCBH may redeem the junior subordinated debentures at its option in whole at anytime upon certain events.

On December 28, 2006, UCBH issued $25.8 million in junior subordinated debentures to a newly formed Delaware trust subsidiary, UCBH Capital Trust VI. The junior subordinated debentures bear interest at a fixed rate of 6.73% until January 28, 2012, after which date the rate will automatically convert to a floating rate equal to the three month LIBOR plus 1.65% and will adjust quarterly until maturity. The junior subordinated debentures will mature on January 30, 2037, but may be redeemed by UCBH at its option in whole or in part at anytime on or after January 30, 2012. Additionally, UCBH may redeem the junior subordinated debentures at its option in whole at anytime upon certain events.

With the acquisition of Summit, UCBH assumed $12.7 million in junior subordinated debentures of Summit Bank Corporation Capital Trust I. The junior subordinated debentures bear interest of three-month LIBOR plus 3.10% and will adjust quarterly until maturity. The junior subordinated debentures will mature on September 30, 2033, but may be redeemed by UCBH at its option in whole or in part at anytime on or after September 30, 2008. Additionally, UCBH may redeem the junior subordinated debentures at its option in whole at anytime upon certain events. UCBH has the ability to defer interest and redemption date.

On April 30, 2007, UCBH issued $41.2 million in junior subordinated debentures to a newly formed Delaware trust subsidiary, UCBH Capital Trust VIII. The junior subordinated debentures bear interest at a fixed rate of 6.59% until July 1, 2012, after which date the rate will automatically convert to a floating rate equal to the three month London Interbank offered Rate (“LIBOR”) plus 1.52% and will adjust quarterly until maturity. The junior subordinated debentures will mature on July 1, 2037, but may be redeemed by UCBH at its option in whole or in part at anytime on or after July 1, 2012. Additionally, UCBH may redeem the junior subordinated debentures at its option in whole or part at anytime upon certain events.

On June 21, 2007, UCB issued $50.0 million aggregate principal amount of junior subordinated debentures due September 15, 2022. The debentures were issued pursuant to Floating Rate Junior Subordinated Debentures (the “Debentures”), dated June 21, 2007 between UCB, as issuer, and Wilmington Trust Company, as Trustee. The Debentures bear interest at a variable rate per annum equal to the 3-month LIBOR plus 1.34%. UCB has the right (subject to the receipt of prior written approval by the FDIC, if then required under applicable regulations of the FDIC) to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $1,000, on any interest payment date on or after the interest payment date in June 2012 at the redemption price.

Under applicable regulatory guidelines, the Debentures qualify as Tier 2 capital. The Debentures have not been registered under the Securities Act. The Debentures are subordinated to claims of depositors and all other creditors of UCB, are unsecured and are ineligible as collateral for a loan by UCB.

On September 28, 2007, UCB issued $75.0 million aggregate principal amount of subordinated debentures due September 30, 2017. The purchase agreement is dated as of September 28, 2007 and is made between United Commercial Bank, as borrower, and USB Capital Funding Corp., as lender. The subordinated debentures bear interest at a variable rate per annum equal to the 3-month LIBOR plus 1.50%. The Subordinated Debt is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the State of California and the FDIC.

Interest expense related to the Capital Securities was $18.4 million, $19.6 million and $11.7 million for the years ended December 31, 2008, 2007 and 2006, respectively.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The outstanding Capital Securities issued by each special purpose trust, the junior subordinated debentures issued by UCBH to each trust, and other subordinated debentures as of December 31, 2008 and 2007, were as follows (dollars in thousands):

		2008		2007
		Capital	Debenture	Capital	Debenture	Earliest	Stated	Annualized	Current	Rate	Payable
	Issuance	Securities	Principal	Securities	Principal	Redemption	Maturity	Coupon	Interest	Change	Distribution
Description	Date	Amount	Balance	Amount	Balance	Date	Date	Rate	Rate	Date	Dates

UCBH Capital Trust I	11/28/01	6,000	6,186	6,000	6,186	12/8/06	12/8/31	6-month LIBOR + 3.80%	6.07%	12/8/08	6/8, 12/8
UCBH Holdings Statutory Trust I	3/26/02	10,000	10,310	10,000	10,310	3/26/07	3/26/32	3-month LIBOR + 3.60%	5.07%	12/26/08	3/26, 6/26, 9/26, 12/26
UCBH Holdings Statutory Trust II	9/26/02	25,000	25,774	25,000	25,774	9/26/07	9/26/32	3-month LIBOR + 3.40%	4.87%	12/26/08	3/26, 6/26, 9/26, 12/26
UCBH Capital Trust II	10/15/02	20,000	20,619	20,000	20,619	11/7/07	11/7/32	3-month LIBOR + 3.45%	5.96%	11/7/08	2/7, 5/7, 8/7, 11/7
UCBH Capital Trust III	10/15/02	18,000	18,557	18,000	18,557	11/7/07	11/7/32	3-month LIBOR + 3.66%	6.17%	11/7/08	2/7, 5/7, 8/7, 11/7
UCBH Capital Trust IV	10/29/02	27,000	27,836	27,000	27,836	11/7/07	11/7/32	3-month LIBOR + 3.45%	5.60%	11/7/08	2/7, 5/7, 8/7, 11/7
UCBH Capital Trust V	9/22/05	40,000	41,238	40,000	41,238	11/23/10	11/23/35	5.82% until 11/23/10, 3-month LIBOR + 1.38% thereafter	5.82%	N/A	2/23, 5/23, 8/23, 11/23
UCBH Capital Trust VI	12/28/06	25,000	25,774	25,000	25,774	1/30/12	1/30/37	6.73% until 1/28/12, 3-month LIBOR + 1.65% thereafter	6.73%	N/A	1/30, 4/30, 7/30, 10/30
UCBH Capital Trust VII	12/15/06	50,000	51,547	50,000	51,547	12/15/11	12/15/36	6.51% until 12/15/11, 3-month LIBOR + 1.67% thereafter	6.51%	N/A	3/15, 6/15, 9/15, 12/15
Summit Bank Corporation Capital Trust I	9/30/03	12,318	12,380	12,318	12,536	9/30/08	9/30/33	8.46% until 9/30/08, 3-month LIBOR + 3.10% thereafter	4.57%	9/30/08	3/30, 6/30, 9/30, 12/30
UCBH Capital Trust VIII	4/30/07	40,000	41,238	40,000	41,238	7/1/12	7/1/37	6.59% until 7/1/12, 3-month LIBOR + 1.52% thereafter	6.59%	N/A	1/1, 4/1, 7/1, 10/1

Total trust balance		$273,318	$281,459	$273,318	$281,615
UCB Subordinated Debt, PRESTL XXVI	6/21/07		50,000		50,000	6/21/12	9/15/22	3-month LIBOR + 1.34%	3.34%	12/15/08	3/15, 6/15, 9/15, 12/15
UCB Subordinated Debt (US Bank)	9/28/07		75,000		75,000	N/A	9/30/17	3-month LIBOR + 1.50%	3.00%	12/31/08	3/31, 6/30, 9/30, 12/31

Total subordinated debt			$406,459		$406,615

Each of the eleven special purpose trusts represents a variable interest entity (“VIE”). FIN 46R requires an entity to consolidate a VIE if such entity has a variable interest that will absorb a majority of the VIE’s expected losses, receive a majority of the variability of the VIE’s expected residual interests, or both. The entity designated as the primary beneficiary is required to consolidate a VIE. The special purpose trusts are

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

excluded from the consolidated results of operations and financial condition of the Company, as the Company is not considered to be the primary beneficiary of these trusts.

The Company’s total assets and maximum exposure to loss associated with non-consolidated VIE’s in which the Company had variable interests at December 31, 2008, amounted to approximately $285.2 million and $8.5 million, respectively.

19.	8.5% Non-Cumulative Perpetual Convertible Series B Preferred Stock

On June 11, 2008, UCBH received proceeds of $135,000,000, less transaction costs of $4,700,000, from the issuance of 135,000 shares of its 8.50% Non-Cumulative Perpetual Convertible Series B Preferred Stock, par value $0.01 per share and with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”). The shares are subject to rights, preferences and privileges set forth in UCBH’s Certificate of Designations of 8.50% Non-Cumulative Perpetual Convertible Series B Preferred Stock.

The Series B Preferred Stock is not redeemable by UCBH or any holder or subject to any sinking fund or similar provisions. Each Series B Preferred Stock share may be converted at any time, at the option of the holder, into 236.1275 shares of UCBH’s common stock, $0.01 par value (which reflects an approximate initial conversion price of $4.24 per share of common stock), plus cash in lieu of fractional shares, subject to anti-dilution adjustments.

On or after June 15, 2013, if the closing price of UCBH’s common stock exceeds 130% of the then-applicable conversion price for 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days, UCBH may at its option cause some or all of the Series B Preferred Stock to be automatically converted into common stock at the then prevailing conversion rate. UCBH will provide notice of its election to cause conversion within five trading days of the end of the 30 consecutive trading day period.

The shares of Series B Preferred Stock bear an 8.50% non-cumulative dividend payable quarterly, when, as, and if declared by UCBH’s Board of Directors or a duly authorized committee of UCBH’s Board, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2008.

The Series B Preferred Stock will rank, as to payment of dividends and distributions of assets upon UCBH’s liquidation, dissolution, or winding up, senior to UCBH’s Series A Participating Preferred Stock (“Series A Preferred”) and common stock. Shares of Series A Preferred are subject to rights, preferences and privileges set forth in the Company’s Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock and may be issued in accordance with the Rights Agreement, dated as of January 28, 2003, between UCBH and Mellon Investor Services LLC, as Rights Agent, as amended on March 5, 2008. As of the filing of this Annual Report on Form 10-K, no shares of Series A Preferred have been issued.

UCBH’s Series B Preferred Stock is recorded as equity in accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. See Note 23 for the effect of UCBH’s Series B Preferred Stock on earnings per share.

20.	Fixed Rate Cumulative Preferred Stock, Series C

On November 14, 2008, UCBH issued to the U.S. Treasury, in exchange for aggregate consideration of $298.7 million, (i) 298,737 shares of UCBH’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, having a par value of $0.01 per share and a liquidation preference of $1,000 per share (the “Series C Preferred Stock”), and (ii) a warrant (the “Warrant”) to purchase up to 7,847,732 shares of UCBH’s common stock, par value $0.01 per share, at an exercise price of $5.71 per share, subject to certain anti-dilution and other adjustments.

The rights, preferences and privileges of the Series C Preferred Stock are set forth in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Certificate of

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Designations”). The Series C Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, but will only be paid when, as and if declared by UCBH’s Board of Directors out of legally available funds. The Series C Preferred Stock can not be redeemed during the first three years after issuance except with the proceeds from a “Qualified Equity Offering” (as defined in the Certificate of Designations). Thereafter, UCBH may elect to redeem the Series C Preferred stock at the original purchase price plus accrued unpaid dividends, if any. The Series C Preferred Stock ranks pari passu with UCBH’s Series B Preferred Stock in terms of dividend payments and distribution upon liquidation, dissolution and winding up of UCBH.

The Series C Preferred Stock was issued pursuant to a Letter Agreement incorporating the terms of the Securities Purchase Agreement - Standard Terms, between UCBH and the Treasury, dated November 14, 2008 (the “Purchase Agreement”). The Purchase Agreement contains limitations on the payment of dividends on UCBH’s common stock, including paying a quarterly cash dividend in excess of the existing dividend amount, and on UCBH’s ability to repurchase its capital stock or other equity securities or trust preferred stock. The Purchase Agreement grants the holders of the Series C Preferred Stock, the Warrant and the common stock to be issued under the Warrant certain registration rights.

The Warrant provides for anti-dilution adjustment of the exercise price and the number of shares of UCBH’s common stock issuable upon its exercise, including, for example in the event of stock splits or distributions of securities or other assets to holders of UCBH’s common stock, and upon certain issuances of UCBH’s common stock at or below a specified price relative to the market price. In the event of a Qualified Equity Offering prior to December 31, 2009, the number of shares of UCBH’s common stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant expires ten years after its date of issuance. As of December 31, 2008, the Warrant to purchase 7,847,732 shares of UCBH’s common stock was still outstanding.

Since the Warrant was issued in connection with the issuance of Series C Preferred Stock, the proceeds from the issuance must be allocated between the Preferred Stock and the Warrant. This allocation was based on the relative fair value of the two instruments at the date of issuance.

The valuation of the Series C Preferred Stock and the Warrant was performed internally. The key assumptions used in the valuation of the Series C Preferred Stock were the pricing and discount rate used. The Series C Preferred Stock was priced as a coupon bond with a life of ten years. The discount rate was based on the market yield with similar structure and credit rating of the Series C Preferred Stock. The Series C Preferred Stock was determined to have a fair value of $184.9 million. The key assumptions used for the Warrant were the pricing via the Binomial Tree approach, implied volatility and projected dividend. The Warrant was determined to have a fair value of $21.8 million. Using these fair value amounts, the initial value recorded for the Series C Preferred Stock was $267.0 million and the initial value of the Warrant was $31.5 million.

At some point in the future, the Series C Preferred Stock will be repurchased for the TARP contribution value. As a result, the difference between the allocated value of the Series C Preferred Stock and the ultimate repurchase value needs to be accreted as a reduction to retained earnings over the period until the repurchase is projected to take place. For the year ended December 31, 2008, the accretion was $880,000. The value of the Warrant will remain at its allocated value until exercised.

The issuance and sale of the Series C Preferred Stock and the Warrant is exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act. Both the Series C Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

Under the terms of the Purchase Agreement, UCBH amended certain employment and change in control agreements to the extent necessary to be in compliance with the executive compensation and corporate

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008. The applicable executive compensation requirements apply to the compensation of UCBH’s Chairman, President and Chief Executive Officer, Chief Financial Officer and three other most highly compensated senior executive officers. Consistent with its obligations under the Purchase Agreement, on November 14, 2008, UCBH entered into amendments to its compensation arrangements with each of these five senior executive officers, among other things, to prevent the payment of golden parachute payments to such executives. Each of these requirements applies during the period that the Treasury owns any securities acquired pursuant to the Purchase Agreement or the Warrant.

21.	Stockholders’ Equity

The changes in shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock issued and outstanding for the years ended December 31, 2008, 2007 and 2006, was as follows:

	Series B	Series C
	Preferred Stock	Preferred Stock	Common Stock

Shares issued and outstanding at December 31, 2005	-	-	94,037,878
Stock options exercised	-	-	585,442
Shares issued in connection with acquisition of Summit Bank Corporation	-	-	4,824,861

Shares issued and outstanding at December 31, 2006	-	-	99,448,181
Stock options exercised	-	-	1,238,227
Shares issued in connection with acquisition of CAB Holding, LLC	-	-	3,711,580

Shares issued and outstanding at December 31, 2007	-	-	104,397,988
Stock options exercised	-	-	689,574
Stock issued to China Minsheng Banking Corp., Ltd.	-	-	11,545,986
Issuance of series B preferred stock	135,000	-	-
Issuance of series C preferred stock	-	298,737	-
Conversion of preferred stock to common stock	(2,765)	-	652,891

Shares issued and outstanding at December 31, 2008	132,235	298,737	117,286,439

See Notes 19 and 20 for terms and conditions of preferred stock.

22.	Minimum Regulatory Capital Requirements

The Company and UCB (on a consolidated basis) are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company’s and UCB’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and UCB must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and UCB’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and UCB to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined).

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Management believes, as of December 31, 2008 and 2007, that the Company and UCB meet all capital adequacy requirements to which they are subject.

As of December 31, 2008 and 2007, the most recent notification from the Federal Deposit Insurance Corporation categorized UCB as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized”, UCB must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed UCB’s category. The Company’s and UCB’s actual capital amounts and ratios as of December 31, 2008 and 2007, are also presented in the following table (dollars in thousands):

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2008 (1)
Total capital to risk-weighted assets:
UCBH Holdings, Inc. and subsidiaries	$1,524,389	15.29%	$797,696	8.00%	N/A	N/A
United Commercial Bank	1,417,013	14.24	796,175	8.00	$995,219	10.00%
Tier 1 capital to risk-weighted assets:
UCBH Holdings, Inc. and subsidiaries	$1,273,386	12.77%	$398,848	4.00%	N/A	N/A
United Commercial Bank	1,166,244	11.72	398,088	4.00	$597,132	6.00%
Tier 1 capital to average assets:
UCBH Holdings, Inc. and subsidiaries	$1,273,386	9.89%	$515,239	4.00%	N/A	N/A
United Commercial Bank	1,166,244	9.06	514,765	4.00	$643,546	5.00%
As of December 31, 2007 (1)
Total capital to risk-weighted assets:
UCBH Holdings, Inc. and subsidiaries	$1,007,579	10.76%	$749,233	8.00%	N/A	N/A
United Commercial Bank	1,009,671	10.80	748,026	8.00	$935,032	10.00%
Tier 1 capital to risk-weighted assets:
UCBH Holdings, Inc. and subsidiaries	$797,111	8.51%	$374,617	4.00%	N/A	N/A
United Commercial Bank	799,203	8.55	374,013	4.00	$561,019	6.00%
Tier 1 capital to average assets:
UCBH Holdings, Inc. and subsidiaries	$797,111	7.39%	$431,179	4.00%	N/A	N/A
United Commercial Bank	799,203	7.42	430,792	4.00	$538,490	5.00%

(1)	Amounts reflect the effects of the acquisitions of CAB Holding, LLC at May 23, 2007, and Business Development Bank Ltd. at December 11, 2007.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The reconciliation of capital under GAAP with regulatory capital at December 31, 2008 and 2007, was as follows (dollars in thousands):

	Tier 1 Capital		Risk-Based Capital
	UCBH		UCBH
	Holdings, Inc.	United	Holdings, Inc.	United
	and	Commercial	and	Commercial
	Subsidiaries	Bank	Subsidiaries	Bank

As of December 31, 2008:
GAAP capital	$1,428,055	$1,593,913	$1,428,055	$1,593,913
Nonallowable components:
Unrealized losses on securities available for sale	21,193	21,193	21,193	21,193
Goodwill and other disallowed intangibles	(448,862)	(448,862)	(448,862)	(448,862)
Mortgage servicing rights - excess	-	-	-	-
Additional capital components:
Qualifying trust preferred securities	273,000	-	273,000	-
Qualifying subordinated debt	-	-	125,000	125,000
Allowance for loan losses - limited to 1.25% of risk-based assets	-	-	126,003	125,769

Regulatory capital	$1,273,386	$1,166,244	$1,524,389	$1,417,013

As of December 31, 2007:
GAAP capital	$967,103	$1,242,351	$967,103	$1,242,351
Nonallowable components:
Unrealized losses on securities available for sale	15,983	15,983	15,983	15,983
Goodwill and other disallowed intangibles	(459,131)	(459,131)	(459,131)	(459,131)
Mortgage servicing rights - excess	-	-	-	-
Additional capital components:
Qualifying trust preferred securities	273,156	-	273,156	-
Qualifying subordinated debt	-	-	125,000	125,000
Allowance for loan losses - limited to 1.25% of risk-based assets	-	-	85,468	85,468

Regulatory capital	$797,111	$799,203	$1,007,579	$1,009,671

Dividends declared by UCB in any calendar year may not, without the approval of the appropriate regulator, exceed its net earnings for that year combined with its net earnings less dividends paid for the preceding two years. At December 31, 2008, UCB had approximately $107.7 million available for the payment of dividends under the foregoing restrictions. Following its initial public offering in 1998, UCBH commenced paying dividends in 2000. For the year ended December 31, 2008, UCBH declared cash dividends totaling $0.16 per share of common stock and $43.44 per share of Series B Preferred Stock. For each of the years ended December 31, 2007 and 2006, UCBH declared cash dividends totaling $0.12 per share of common stock.

UCB’s wholly owned subsidiaries, UCB China Ltd and UCB Investment Services, are both subject to regulatory capital requirements. As of December 31, 2008, both subsidiaries met or exceeded such requirements.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

23.	Earnings Per Share

The reconciliation of the numerators and denominators of basic and diluted earnings per share for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands, except shares and per share amounts):

	Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount

Year ended December 31, 2008:
Net income (loss) - basic	$(67,739)	109,700,953
Preferred stock dividends (1)	(8,677)	-

Net loss available to common stockholders	(76,416)	109,700,953	$(0.70)
Effect of stock options	-	-
Effect of convertible preferred stock	-	-

Net income (loss) - diluted	$(76,416)	109,700,953	$(0.70)

Year ended December 31, 2007:
Net income - basic	$102,308	102,372,008	$1.00
Effect of stock options	-	2,978,694

Net income - diluted	$102,308	105,350,702	$0.97

Year ended December 31, 2006:
Net income - basic	$100,877	94,457,063	$1.07
Effect of stock options	-	3,571,914

Net income - diluted	$100,877	98,028,977	$1.03

(1)	Includes accretion of Series C Preferred Stock of $880,000.

For the year ended December 31, 2008, 572,000 and 17.6 million average dilutive potential common shares associated with stock options and the convertible Series B Preferred Stock, respectively, were excluded from the diluted share count because the result would have been antidilutive.

The antidilutive outstanding stock options of 11,126,142, 7,579,231, and 6,679,700 shares of UCBH common stock for the years ended December 31, 2008, 2007 and 2006, respectively, and antidilutive stock warrants of 7,847,732 shares for the year ended December 31, 2008, were excluded from the computation of diluted earnings per share as a result of the stock options’ and warrants’ exercise price being greater than the average market price of UCBH common stock for the period. The stock options and warrants of UCBH common stock are considered antidilutive if assumed proceeds per share exceed the average market price of UCBH’s common stock during the relevant periods. Assumed proceeds include proceeds from the exercise of stock options and warrants of UCBH common stock, as well as unrecognized compensation and certain deferred tax benefits related to stock options.

24.	Employee Benefit Plans

Stock Option Plan

On May 18, 2006, UCBH adopted the UCBH Holdings, Inc. 2006 Equity Incentive Plan (the “Plan”), which was formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan, as amended. The Plan was approved by its stockholders and provides for the granting of stock-based compensation awards, including options, to eligible officers, employees and directors of the Company. Stock option awards are approved by UCBH’s Board of Directors and are granted at the fair market value of UCBH’s common stock on the date of the grant. The options vest over a period determined at the time the options are granted, generally three years of

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

continuous service, and have a maximum term of ten years. Certain options awards provide for accelerated vesting if there is a change in control, as defined in the Plan.

Effective January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment. SFAS No. 123(R) eliminates the ability for companies to account for share-based compensation transactions using the intrinsic value method and requires that companies measure and recognize compensation expense for all share-based payments at fair value. Under SFAS No. 123(R), the total fair value of the stock options awards is expensed ratably over the service period of the employees receiving the awards. In adopting SFAS No. 123(R), the Company used the modified prospective method of adoption. Under this adoption method, compensation expense recognized subsequent to adoption will include: (a) compensation costs for all share-based payments granted prior to but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation costs for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). No share-based employee compensation cost has been reflected in the Company’s net income prior to the adoption of SFAS No. 123(R) and results for prior periods have not been restated.

The adoption of SFAS No. 123(R) increased loss before income tax expense for the year ended December 31, 2008, by approximately $6.5 million, and increased net loss for the same period by approximately $4.9 million. The adoption of SFAS No. 123(R) reduced income before income tax expense for the years ended December 31, 2007 and 2006, by approximately $4.1 million and $2.2 million, respectively, and reduced net income for the same periods by approximately $3.4 million and $1.9 million, respectively. Basic and diluted earnings per share were reduced by $0.04 for the year ended December 31, 2008, as a result of the amounts expensed. In addition, as of December 31, 2008, total unrecognized compensation cost related to nonvested stock option awards was approximately $8.0 million and the related weighted-average period over which it is expected to be recognized was approximately 1.58 years. Further, for the years ended December 31, 2008, 2007 and 2006, the total income tax benefit related to nonqualified stock option grants recognized in the statement of operations was approximately $1.6 million, $622,000 and $287,000, respectively.

Prior to the adoption of SFAS No. 123(R), the Company presented all tax benefits for deductions resulting from the exercise of stock options as operating cash flows in the consolidated statements of cash flows. SFAS No. 123(R) requires that the cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) be classified as financing cash flows. However, for the year ended December 31, 2008, there were no such excess tax benefits.

In estimating the fair value of each stock option award on their respective grant dates, we use the Black-Scholes pricing model. The following are the average assumptions that were incorporated in the model for the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006

Dividend yield	1.54%	0.58%	0.61%
Volatility	32.90%	29.21%	29.88%
Risk-free interest rate	3.44%	4.76%	4.72%
Expected lives (years)	8.51	7.87	7.47

The expected life of the options is based on the historical life of options that have been exercised and cancelled after vesting date and a forecasted assumption that unexercised options will be exercised at expiration. The expected stock price volatility is estimated using the historical volatility of UCBH’s common stock. The historical volatility covers a period that corresponds to the expected life of the options. The expected dividend yield is based on the estimated annual dividends that UCBH expects to pay over the expected life of the options as a percentage of the market value of UCBH’s stock as of the grant date. The risk-free interest rate for the expected life of the options granted is based on the U.S. Treasury yield curve in effect as of the grant date.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

In addition to the above assumptions, UCBH uses a forfeiture rate based on historical data of UCBH’s actual experience to total grants awarded.

The stock option activity for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands, except weighted average exercise price):

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Options outstanding at December 31, 2005	14,436,020	$12.23	6.67	$81,522
Granted	1,153,000	17.77
Exercised	(585,442)	7.48
Expired	(121,500)	18.16
Forfeited	(47,683)	18.66

Options outstanding at December 31, 2006	14,834,395	$12.78	5.82	$70,878
Granted	754,400	17.49
Exercised	(1,238,227)	8.63
Expired	(212,930)	18.18
Forfeited	(241,700)	20.95

Options outstanding at December 31, 2007	13,895,938	$13.18	5.38	$47,713
Granted	2,099,000	10.79
Exercised	(689,574)	2.11
Expired	(451,803)	16.53
Forfeited	(166,263)	14.35

Options outstanding at December 31, 2008	14,687,298	$13.24	5.21	$6,868

Options exercisable:
December 31, 2008	12,022,400	$13.42	4.38	$5,532
December 31, 2007	12,588,178	12.73	5.02	47,713
December 31, 2006	13,691,898	12.37	5.53	71,049

Cash received from option exercises for the years ended December 31, 2008, 2007 and 2006, was $1.5 million, $10.6 million and $4.4 million, respectively. The annual tax benefit realized for the tax deductions from option exercises totaled $1.6 million, $5.1 million and $2.0 million, respectively for the years ended December 31, 2008, 2007 and 2006.

The Company has a policy of issuing new shares from the pool of unissued shares allocated to the Plan to satisfy share option exercises. As of December 31, 2008, there were 2,088,715 unissued shares allocated to the Plan.

The weighted-average grant date fair value of options granted, total intrinsic value of options exercised and total fair value of vested options, were as follows (dollars in thousands, except weighted average exercise price):

	Weighted
	Average Fair	Total Intrinsic
	Value of	Value of	Total Fair
	Options	Options	Value of
	Granted	Exercised	Vested Options

Year Ended December 31, 2008	$4.27	$4,604	$4,055
Year Ended December 31, 2007	7.23	12,591	2,710
Year Ended December 31, 2006	7.21	6,204	290

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The range of exercise prices for options outstanding at December 31, 2008, is as follows:

		Weighted	Weighted		Weighted
		Average	Average		Average
	Options	Exercise	Remaining	Options	Exercise
Exercise Price	Outstanding	Price	Life	Exercisable	Price

$1.88-$1.99	516,664	$1.88	0.29	516,664	$1.88
$2.00-$5.99	565,996	3.78	8.00	116,496	2.93
$6.00-$6.99	3,462,962	6.15	2.43	3,408,462	6.15
$7.00-$8.99	340,608	7.18	4.58	256,608	7.20
$9.00-$10.99	518,334	10.11	3.85	518,334	10.11
$11.00-$12.99	1,666,633	13.13	8.39	279,633	12.47
$13.00-$15.99	312,164	15.09	5.47	283,665	15.03
$16.00-$18.09	1,940,103	17.32	7.06	1,335,435	17.25
$18.10-$19.99	4,812,634	18.83	5.61	4,755,903	18.83
$20.00-$21.99	551,200	21.05	6.06	551,200	21.05

Total/Average	14,687,298	$13.24	5.21	12,022,400	$13.42

United Commercial Bank Savings Plus Plan

UCB has a 401(k) tax deferred savings plus plan (the “401(k) Plan”) under which eligible employees may elect to defer a portion of their salary (up to 50%) as a contribution to the 401(k) Plan. UCB matches the employees’ contributions at a rate set by UCB’s Board of Directors. Effective April 1, 2008, the 401(k) Plan changed the employer matching contribution to 100% of each employee’s deferral contributions, not to exceed 5% of each employee’s compensation for the year. The 401(k) Plan previously provided for employer contributions of 50% of employee contributions for all employees for the years ended December 31, 2007 and 2006, with a maximum contribution limit of $2,000 per participant. Also effective April 1, 2008, the employer matching contributions vesting schedule changed from a 5-year graded vesting schedule to an immediate vesting schedule. In addition, employees who were actively employed on April 1, 2008, became 100% vested at all times in all current account balances in the 401(k) Plan. For the years ended December 31, 2008, 2007 and 2006, UCB contributed $3.7 million, $2.1 million and $1.6 million, respectively, to the 401(k) Plan.

In connection with the CAB and Summit acquisitions, former CAB and Summit employees, who were eligible to participate, were able to enroll in the 401(k) Plan on October 1, 2007, and July 1, 2007, respectively. In connection with the Pacifica and AABT acquisitions, former Pacifica and AABT employees, who were eligible to participate, were able to enroll in the 401(k) Plan on July 1, 2006.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

25.	Federal and State Taxes on Income

The components of income tax expense (benefit) by jurisdiction for the years ended December 31, 2008, 2007 and 2006, were as follows (dollars in thousands):

	2008	2007	2006

Current tax expense (benefit):
Federal	$(19,234)	$41,042	$47,264
State	(451)	9,101	4,188
Foreign	2,475	1,148	550

Total current tax expense (benefit)	(17,210)	51,291	52,002

Deferred tax expense (benefit):
Federal	(32,176)	2,086	(981)
State	(16,847)	(383)	(84)
Foreign	(278)	(46)	-

Total deferred tax expense (benefit)	(49,301)	1,657	(1,065)

Income tax expense (benefit)	$(66,511)	$52,948	$50,937

The components of deferred tax assets (liabilities) at December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Deferred tax assets:
Loan and OREO loss allowances	$53,157	$25,293
Market value adjustments on certain securities	19,753	4,892
Unrealized losses on available for sale securities	13,297	9,825
State taxes	11,682	2,052
Compensation and benefits	5,580	4,021
Fixed asset basis differences	4,383	967
Net operating loss carryforwards	537	1,193
Other	4,650	2,262

Total deferred tax assets	113,039	50,505

Deferred tax liabilities:
Deferred loan fees	(18,063)	(8,564)
FHLB dividends	(5,902)	(5,685)
Purchase accounting adjustments	(27,615)	(28,134)
Other	(5,198)	(5,298)

Total deferred tax liabilities	(56,778)	(47,681)

Net deferred tax assets	$56,261	$2,824

Realization of the Company’s deferred tax assets is dependent upon the Company generating sufficient taxable income to obtain benefit from the reversal of net deductible temporary differences. The amount of deferred tax assets considered realizable is subject to adjustment in future periods based on estimates of future taxable income. In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will realize the benefits of these deductible differences at

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

December 31, 2008, 2007 and 2006, and therefore, no valuation allowance for deferred tax assets was recorded at December 31, 2008, 2007 and 2006. The components for deferred tax assets (liabilities) by jurisdiction at December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Net deferred assets (liabilities):
Federal income tax	$39,617	$3,969
State income and franchise tax	16,644	(1,145)

Net deferred tax assets	$56,261	$2,824

The tax loss generated in 2008 will be carried back to 2006 and fully utilized. The income tax benefit related to federal net operating loss carryforwards by year of expiration as of December 31, 2008 and 2007, are as follows (dollars in thousands):

	2008	2007

2008	$-	$790
2009	53	53
2010	276	645
2011	94	94
2012	-	-
2013	118	118
2027	-	551

Total	$541	$2,251

The income tax benefit related to California State net operating loss carryforwards by year of expiration as of December 31, 2008, are as follows (dollars in thousands):

2029	$7,484

Total	$7,484

Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by net operating loss carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct net operating loss carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

The reconciliation of the statutory income tax rate to the consolidated effective income tax rate for the years ended December 31, 2008, 2007 and 2006, was as follows:

	2008	2007	2006

Statutory federal rate	35.0%	35.0%	35.0%
State taxes net of federal effect	8.4%	3.6%	1.7%
Foreign currency remeasurement	1.0%	0.0%	0.0%
Low income housing credits	3.1%	(2.1)%	(1.3)%
Stock based compensation	(0.7)%	0.6%	0.1%
Nondeductible/nontaxable items	0.9%	(0.1)%	0.1%
Tax exempt income	4.9%	(2.6)%	(2.1)%
Other	(3.1)%	(0.3)%	0.1%

	49.5%	34.1%	33.6%

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The Company and its subsidiaries file a federal consolidated return for the U.S. federal tax jurisdiction and a combined report in the State of California jurisdiction as well as various other states and foreign jurisdictions. The Company is no longer subject to U.S. federal, Georgia or New York income tax examinations by tax authorities for years before 2005 and for California for years before 2004. A reconciliation of the beginning and ending amount of unrecognized tax benefits for the years ended December 31, 2008 and 2007 was as follows (dollars in thousands):

	2008	2007

Balance at beginning of year	$3,385	$2,226
Additions based on tax positions related to the current year
Increase to the Reserve for California tax exposure	4,017	1,715
Increase for Reserve for Purchase Accounting exposure	2,642	88
Reductions for tax positions of prior years:
Lapse of applicable statute of limitations	(90)	(40)
Federal Tax impact of state tax reserves	(1,603)	(604)

Balance at end of year	$8,351	$3,385

The Company expects a decrease of approximately $1,800,000 to $2,560,000 in unrecognized tax benefits for tax positions during the 12 months following December 31, 2008. This expected reduction regards the Company’s claims for income tax refund from California. These claims for refund primarily relate to the California bad debt deduction under the reserve method in the Company’s 2001 tax year. The bad debt deduction claim is now with the Appeals Division California Franchise Tax Board (“FTB”) and is expected to be settled before December 31, 2009. The remaining claim is for additional net interest deduction (“NID”) for lenders for the Company’s 2001 through 2003 tax years. The FTB is in the process of auditing these claims, and the Company expects settlement before December 31, 2009.

The Company recognized approximately $950,000, $134,000 and $77,000 of interest expense and none for penalties related to uncertain tax positions during the years ended December 31, 2008, 2007 and 2006, respectively. The Company had approximately $1,434,000, $484,000 and $350,000 for the payment of interest related to uncertain tax positions accrued as of December 31, 2008, 2007 and 2006, respectively.

The Company believes it has adequately provided for income tax issues not yet resolved with federal, foreign, state and local tax authorities. Although not probable, the most adverse resolution of these federal, foreign, state and local issues could result in additional charges to earnings in future periods in addition to the amount currently provided. Based upon a consideration of all relevant facts and circumstances, the Company does not believe the ultimate resolution of tax issues for all open periods will have a material effect upon results of operations or financial condition.

26.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of loans, investments and certain other derivative and off balance sheet contracts. These concentrations may be impacted by changes in economic, industry or political factors. UCB monitors its exposure to these financial instruments and obtains collateral as appropriate to mitigate such risk.

At December 31, 2008, UCB had approximately 64.5% of its loans held in portfolio collateralized by properties located in California. Additionally, UCB had 42.6% of its loans held in portfolio in commercial nonresidential and multifamily real estate loans. No borrower, obligor, or industry accounted for more than 2.0% of loans held in portfolio. At December 31, 2008, mortgage-backed securities were 53.2% of UCB’s investment portfolio. At December 31, 2008, UCB had 51.4% and 24.4% of its customer deposits located in Northern and Southern California, respectively. One state government entity contributed 4.5% and brokered

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

deposits contributed 13.5% of total deposits at December 31, 2008. No other customer accounted for more than 2.0% of deposits.

27.	Related Party Transactions

Several members of the Board of Directors and executive officers of the Company have deposits with UCB that are made in the ordinary course of business with the same terms and conditions, including interest rates, as those prevailing at the same time for comparable transactions with other customers. The total deposits for these related parties were $1.2 million and $1.1 million at December 31, 2008 and 2007, respectively. Additionally, UCB has adopted a policy that prohibits loans or extensions of credit to members of the Board of Directors and affiliated persons of the Company, and their related interests.

28.	Derivative Financial Instruments and Financial Instruments with Off-Balance-Sheet Risk

UCB is a party to derivative financial instruments and financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. UCB does not hold or issue financial instruments for trading purposes. Financial instruments in the normal course of business include commitments to extend and purchase credit, forward commitments to sell loans, letters of credit, foreign exchange contracts and interest-rate caps. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement UCB has in particular classes of financial instruments.

UCB’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of those instruments. UCB uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest-rate swap and cap transactions and forward commitments to sell loans, the contract or notional amounts do not represent exposure to credit loss. UCB manages the credit risk of its interest-rate swap and cap agreements, foreign exchange contracts, and forward commitments to sell loans through credit approvals, limits and monitoring procedures. UCB does not require collateral or other security to support interest-rate swap transactions with credit risk.

The contractual or notional amounts of derivative financial instruments and financial instruments with off-balance-sheet credit risk as of December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008	2007

Commitments to extend credit:
Consumer (including residential mortgage)	$137,617	$101,978
Commercial (excluding construction)	1,359,196	1,488,733
Construction	692,531	1,101,515
Letters of credit and acceptances	243,679	183,792
Foreign exchange contracts receivable (1)	(550,405)	(806,310)
Foreign exchange contracts payable (1)	550,405	806,380
Put options to buy (1)	5,405	7,600
Put options to sell (1)	(5,405)	(7,600)
Interest rate floor contract (1)	25,000	25,000
Unfunded investment commitments	3,326	6,996
Other	3,083	1,928

Total	$2,464,432	$2,910,012

(1)	Notional amounts.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Commitments

Commitments to extend credit are agreements to lend to a customer provided there are no violations of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses. UCB evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by UCB upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held generally includes residential or commercial real estate, accounts receivable, or other assets.

Letters of credit are conditional commitments issued by UCB to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. These letters of credit are usually secured by the customer’s inventories or by deposits held at UCB.

Foreign exchange contracts are contracts to purchase or sell currencies in the over-the-counter market. Such contracts can be either for immediate or forward delivery. Entering into foreign exchange contract agreements involves the risk of dealing with counterparties and their ability to meet the terms of the contracts. UCB purchases or sells foreign exchange contracts in order to hedge a balance sheet or off-balance-sheet foreign exchange position. Additionally, UCB purchases and sells foreign exchange contracts for customers, as long as the foreign exchange risk is fully hedged with an offsetting position.

Interest-rate caps are interest rate protection instruments that involve the payment from the seller to the buyer of an interest differential. This differential represents the difference between current interest rates and an agreed upon rate applied to a notional principal amount. Entering into interest-rate cap agreements involves the risk of dealing with counterparties and their ability to meet the terms of the contracts. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller. UCB may be a purchaser of interest-rate caps and swaps. With the acquisition of Summit, UCB acquired a five-year interest rate floor contract with a fair value of $93,000. The notional value of the interest rate floor was $25.0 million. UCB had no other derivative transactions designated as a hedge according to the relevant accounting criteria as of December 31, 2008 and 2007.

Put options to buy are part of currency-linked deposits with other financial institutions. At the option of these third parties, UCB is required to buy a currency at a predefined exchange rate with another currency. Put options to sell are part of currency-linked deposits that customers have placed with UCB. At the option of UCB, the customer is obligated to buy a currency at a predefined exchange rate with another currency. The put options to buy and put options to sell, along with the related currency-linked deposits, offset each other.

UCB has CRA investments that may have unfunded commitments that UCB is obligated to make. Fundings are made upon request by the underlying investee companies based on original contractual commitment amounts.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

29.	Commitments and Contingent Liabilities

Lease Commitments

The Company leases various premises and equipment under noncancelable operating leases, many of which contain renewal options and some of which contain escalation clauses. Future minimum rental payments due each year under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2008, are as follows (dollars in thousands):

2009	$11,214
2010	10,990
2011	9,131
2012	7,621
2013	6,411
2014 and thereafter	15,132

Total	$60,499

Rent expense was approximately $16.8 million, $14.6 million and $11.9 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Contingent Liabilities

The Company is subject to pending or threatened actions and proceedings arising in the normal course of business. In the opinion of management, the ultimate disposition of all pending or threatened actions and proceedings will not have a material adverse effect on the Company’s results of operations or financial condition.

30.	Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instrument, requires all entities to estimate the fair value of all financial instrument assets, liabilities and off-balance-sheet transactions. Fair values are point-in-time estimates that can change significantly based on numerous factors. Accordingly, management cannot provide any assurance that the estimated fair values presented below could actually be realized. The fair value estimates for financial instruments were determined as of December 31, 2008 and 2007, by application of the described methods and significant assumptions.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The carrying value and estimated fair value of principal financial instruments at December 31, 2008 and 2007, were as follows (dollars in thousands):

	2008		2007
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value

Financial assets:
Cash and due from banks	$578,207	$578,207	$319,399	$319,399
Federal funds sold	30,000	30,000	26,028	26,028
Securities purchased under agreements to resell	150,000	150,479	150,000	164,884
Investments and mortgage-backed securities available for sale	2,962,093	2,962,093	2,188,355	2,188,355
Investments and mortgage-backed securities held to maturity	281,793	285,544	271,485	276,286
Federal Home Loan Bank stock and other equity investments	149,330	149,016	138,877	139,566
Loans held for sale, net	-	-	177,137	179,236
Loans held in portfolio, net	8,440,248	7,595,513	7,832,150	7,838,420
Accrued interest receivable	70,835	70,835	61,111	61,111
Mortgage servicing rights, net	10,988	12,561	12,783	17,124
Customers’ liability on acceptances	22,772	22,772	35,368	35,368
Financial liabilities:
Noninterest bearing deposits	784,583	784,583	860,338	860,338
Interest bearing deposits	8,182,865	8,193,909	6,920,902	6,930,105
Securities sold under agreements to repurchase	700,000	766,629	650,000	661,411
Short-term borrowings and federal funds purchased	335,225	337,332	492,532	492,532
Subordinated debentures	406,459	304,733	406,615	397,715
Long-term borrowings	1,546,335	1,598,797	1,372,190	1,400,507
Accrued interest payable	31,889	31,889	28,169	28,169
Acceptances outstanding	22,772	22,772	35,368	35,368
Other liabilities	5,773	5,773	10,986	10,986
Derivatives:
Foreign exchange contracts receivable	1,056	1,056	3,044	3,044
Foreign exchange contracts payable	(3,012)	(3,012)	(2,523)	(2,523)
Put option to buy	9	9	332	332
Put option to sell	(9)	(9)	(332)	(332)
Interest rate floor contract	1,213	1,213	382	382

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks and Federal Funds Sold

For cash and due from banks and federal funds sold the carrying amount is a reasonable estimate of fair value.

Securities Purchased Under Agreements to Resell

The fair value of securities purchased under agreements to resell with original maturities of 90 days or less approximates the carrying value due to the short-term nature of these instruments. The fair value of securities

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

purchased under agreements to resell with original maturities of greater than 90 days is estimated by discounting future cash flows using current market rates and takes into consideration the expected maturity or repricing dates and any call features.

Investment and Mortgage-Backed Securities

The fair value of investments and mortgage-backed securities equals quoted market price, if available. If a quoted market price is not available, the fair value is estimated using either quoted market prices for similar securities or based on valuations obtained from outside service providers, which generally have as inputs (as applicable) interest rate yield curves, forecasted credit default rates, prepayment rates and discount rates commensurate with the rates used by unrelated third parties. Also, the Company used its internal model on certain securities due to no identical securities in active markets and observable market inputs not readily available. See Note 35, Fair Values of Financial Assets and Liabilities, for methodology and valuation hierarchy on AFS investments and mortgage-backed securities fair valued on a recurring basis.

Federal Home Loan Bank Stock and Other Equity Investments

The fair value of Federal Home Loan Bank stock approximates the carrying value, which is based on the redemption provisions of the Federal Home Loan Bank. The carrying amount of other equity investments is a reasonable estimate of fair value. These investments are reviewed each quarter for possible impairment with any other-than-temporary amounts charged to current earnings.

Loans Held for Sale

The fair value of commercial real estate loans and multifamily loans held for sale is estimated based on recent market loan sale pricing of like sales, prevailing market interest rates, as well as weighted average maturity, weighted average life, and conditional prepayment rates. SBA loans held for sale fair value is estimated based on recent historical loan sales.

Loans Held in Portfolio

The fair value of the loans held in portfolio was based on the present value of the expected cash flows from the portfolio. The projected cash flows was based on the contractual terms of the loans, adjusted for prepayments and use of a discount rate based on the relative risk of the cash flows, taking into account the loan type, maturity of the loan, liquidity risk, servicing costs, and a required return on debt and capital. In addition, an incremental liquidity discount was applied to certain loans using historical sales of loans during periods of similar economic conditions as a benchmark. Finally, the allowance for loan losses was considered a reasonable adjustment for credit risk for the entire portfolio.

See Note 35, Fair Values of Financial Assets and Liabilities, for measurement and valuation hierarchy for Impaired Loans.

Accrued Interest Receivable

For accrued interest receivable, the carrying amount is a reasonable estimate of fair value.

Mortgage Servicing Rights

The fair value of mortgage servicing rights is determined by calculating the present value of estimated future net servicing cash flows, using assumptions of prepayments, defaults, ancillary income, servicing costs and discount rates that UCB believes market participants would use for similar assets. See Note 35, Fair Value of Financial Assets and Liabilities, for valuation hierarchy and measurement.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Deposits

For demand deposits, saving accounts and money market accounts, the carrying amount is a reasonable estimate of the fair value due to the short-term nature of these instruments. The fair value of the fixed maturity certificates of deposit was based on the discounted cash flow method taking into account the maturity for the time deposits by type and weighted interest rate. The cash flows were then discounted to present value using the current certificate of deposit market rates by fixed maturity type deemed consistent with a market participant.

Securities Sold Under Agreements to Repurchase

The fair value of securities sold under agreements to repurchase with original maturities of 90 days or less approximates the carrying value due to the short-term nature of these instruments. The fair value of securities sold under agreements to repurchase with original maturities greater than 90 days is estimated by discounting future cash flows using estimated market discount rates and takes into consideration the expected maturity or repricing dates and any call features.

Federal Home Loan Bank Advances and Other Short and Long Term Borrowings

The fair value of Federal Home Loan Bank Advances and other borrowings was based on the discounted cash flow approach. For the Federal Home Loan Bank Advances, the cash flows were projected based on scheduled payments and whether the advance was amortizing or a bullet advance. The cash flows were then discounted to present value using the interest rates on newly issued advances as of December 31, 2008. For other borrowings, the cash flows were projected based on scheduled payments. The cash flows were then discounted to present value using the Company’s Alternative Funds Rate as of December 31, 2008.

Subordinated Debentures

The fair value of the Company’s subordinated debentures was determined by developing quarterly cash flow data to maturity. The cash flows were then discounted using a rate developed from similar offerings offered in the twelve months prior to December 31, 2008.

Accrued Interest Payable

For accrued interest payable, the carrying amount is a reasonable estimate of fair value.

Other Assets and Liabilities

For customer liabilities on acceptances, acceptances outstanding and other liabilities, the carrying amount is a reasonable estimate of fair value.

Derivative Instruments

The fair value of derivative instruments are based on quoted market prices of similar instruments.

Commitments to Extend Credit, Letters of Credit, Commitments to Purchase Loans, Securities Sold but not Owned, and Options on Interest Rate Futures

The fair value of commitments to extend credit and letters of credit are deemed to be at or near zero due to contractual terms being equated to market terms. The fair values for securities sold but not owned and options on interest rate futures are based on quoted market prices or dealer quotes. The carrying amounts of such investments are considered to be substantially equivalent to fair value.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

31.	Supplemental Cash Flow Information

The supplemental cash flow information for the years ended December 31, 2008, 2007 and 2006, was as follows (dollars in thousands):

	2008	2007	2006

Cash paid during the period for:
Interest	$357,566	$376,610	$262,645
Income taxes	3,514	59,096	56,618
Noncash investing and financing activities:
Stock warrants acquired with issuance of commercial loans	$-	$-	$(129)
Common stock issued for:
Acquisition of CAB Holding, LLC	-	66,146	-
Acquisition of Summit Bank Corporation	-	-	85,786
Acquisition of Business Development Bank Ltd.:
Fair value of assets acquired	-	274,031	-
Fair value of liabilities assumed	-	196,426	-
Acquisition of CAB Holding, LLC:
Fair value of assets acquired	-	453,453	-
Fair value of liabilities assumed	-	320,882	-
Acquisition of Summit Bank Corporation:
Fair value of assets acquired	-	-	934,482
Fair value of liabilities assumed	-	-	759,787
Transfer of loans from held for sale to held in portfolio	156,243	79,100	87,479
Transfer of loans to held for sale from held in portfolio	40,267	207,015	434,285
Transfer of other real estate owned to other assets from loans held in portfolio	55,218	1,585	244
Loan securitizations:
Loans originated in held in portfolio sold	254,489	579,331	176,143
Mortgage-backed securities acquired	(252,586)	(578,129)	(174,721)
Mortgage servicing rights acquired	(1,903)	(1,202)	(1,422)

32.	Segment Information

The Company designates the internal organization that is used by management for making operating decisions and assessing performance as the source of its reportable segments. The Company has determined that its reportable segments are those that are based on the Company’s method of internal reporting. The Company has determined that it has two reportable segments, “Domestic Banking” and “Other”. “Other” segment consists of the Company’s Hong Kong operations, UCBIS, UCB China Ltd and UCB Asset Management, Inc. The “UCBH Holdings, Inc.” column consists of UCBH, which reflects the holding company activities. For the year ended December 31, 2008, “Domestic Banking” included the assets and net income of UCBSC. For the year ended December 31, 2007, “Domestic Banking” and “Other” segments were restated for comparative purposes. At December 31, 2007, UCBSC had total assets of $154.7 million and net income of $1.7 million. The adjustments between the reportable segments did not have any impact on the consolidated Company’s financial position or results of operations. The intersegment column consists of the UCBH and UCB elimination units, which reflects the elimination of intersegment transactions. Substantially all interest income was earned in the United States and in Hong Kong, China. The determination of interest income earned by country is impracticable and is not disclosed.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The segment information as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006, were as follows (dollars in thousands):

				UCBH
	Domestic		Total	Holdings,
	Banking	Other	Segments	Inc.	Intersegment	Consolidated

Year ended December 31, 2008:
Total interest and dividend income	$660,642	$75,648	$736,290	$368	$(39,299)	$697,359
Total interest expense	(329,386)	(52,344)	(381,730)	(18,855)	39,299	(361,286)
Net interest income (expense)	331,256	23,304	354,560	(18,487)	-	336,073
Core deposit intangible impairment loss	(715)	(23)	(738)	-	-	(738)
Income tax benefit (expense)	58,584	(1,349)	57,235	9,276	-	66,511
Net income (loss)	(64,775)	10,522	(54,253)	(67,739)	54,253	(67,739)
As of December 31, 2008:
Loans held in portfolio	$7,656,338	$1,014,349	$8,670,687	$-	$-	$8,670,687
Goodwill	297,725	134,305	432,030	-	-	432,030
Core deposit intangible, net	16,572	260	16,832	-	-	16,832
Total assets	12,560,160	2,055,625	14,615,785	1,714,794	(2,827,222)	13,503,357
Total deposits	8,139,114	938,854	9,077,968	-	(110,520)	8,967,448
Year ended December 31, 2007:
Total interest and dividend income	$692,398	$71,608	$764,006	$3	$(57,661)	$706,348
Total interest expense	(362,330)	(58,774)	(421,104)	(20,317)	57,661	(383,760)
Net interest income (expense)	330,068	12,834	342,902	(20,314)	-	322,588
Core deposit intangible impairment loss	(363)	-	(363)	-	-	(363)
Income tax benefit (expense)	(61,726)	(927)	(62,653)	9,705	-	(52,948)
Net income (loss)	111,551	4,947	116,498	102,308	(116,498)	102,308
As of December 31, 2007:
Loans held in portfolio	$7,044,595	$787,555	$7,832,150	$-	$-	$7,832,150
Goodwill	301,269	135,337	436,606	-	-	436,606
Core deposit intangible, net	22,196	330	22,526	-	-	22,526
Total assets	10,766,881	1,893,872	12,660,753	1,300,266	(2,157,453)	11,803,566
Total deposits	6,664,762	1,149,757	7,814,519	-	(33,279)	7,781,240
Year ended December 31, 2006:
Total interest and dividend income	$519,171	$25,456	$544,627	$-	$(9,614)	$535,013
Total interest expense	(250,756)	(17,739)	(268,495)	(12,199)	9,614	(271,080)
Net interest income (expense)	268,415	7,717	276,132	(12,199)	-	263,933
Core deposit intangible impairment loss	(324)	-	(324)	-	-	(324)
Income tax benefit (expense)	(55,212)	(465)	(55,677)	4,740	-	(50,937)
Net income (loss)	111,393	257	111,650	100,877	(111,650)	100,877

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

Included in the “Other” segment are the Company’s activities in China. For the years ended December 31, 2008, 2007 and 2006, the Company’s total assets and results of operations in China, including Hong Kong, were as follows:

	2008	2007	2006

Total assets	$2,053,274	$1,756,286	$1,245,113
Total interest and dividend income	75,468	71,608	47,526
Income before income taxes	13,564	6,210	1,414
Net income	11,503	5,108	842

The Company did not have any significant foreign activities in any other geographic area.

33.	Parent Company

The balance sheets of UCBH Holdings, Inc. at December 31, 2008 and 2007, were as follows (dollars in thousands):

BALANCE SHEETS

	2008	2007

ASSETS
Cash and due from banks	$85,347	$18,114
Other equity investments	5,015	3,433
Equipment, net	263	122
Investment in subsidiary	1,619,767	1,259,949
Other assets	13,991	10,121

Total assets	$1,724,383	$1,291,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued interest payable	$3,803	$3,409
Short-term borrowings	-	35,000
Subordinated debentures	281,459	281,615
Other liabilities	11,066	4,612

Total liabilities	296,328	324,636

Preferred stock	395,513	-
Common stock	1,173	1,044
Additional paid-in capital	592,893	427,474
Retained earnings	460,182	554,568
Accumulated other comprehensive loss	(21,706)	(15,983)

Total stockholders’ equity	1,428,055	967,103

Total liabilities and stockholders’ equity	$1,724,383	$1,291,739

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The unconsolidated statements of operations of UCBH Holdings, Inc. for the years ended December 31, 2008, 2007 and 2006, were as follows (dollars in thousands):

STATEMENTS OF OPERATIONS

	2008	2007	2006

Income:
Dividends from subsidiary	$35,500	$21,500	$7,500
Acquisition termination fee	-	-	5,000
Other income	396	3	15

Total income	35,896	21,503	12,515

Expense:
Interest expense	18,735	20,157	12,106
Other general and administrative	4,957	4,348	7,099

Total expense	23,692	24,505	19,205

Income (loss) before income tax benefit and equity in undistributed net income of subsidiary	12,204	(3,002)	(6,690)
Income tax benefit	9,276	9,705	4,740
Equity in undistributed net income (loss) of subsidiary	(89,219)	95,605	102,827

Net income (loss)	$(67,739)	$102,308	$100,877

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The unconsolidated statements of cash flows of UCBH Holdings, Inc. for the years ended December 31, 2008, 2007 and 2006, were as follows (dollars in thousands):

STATEMENTS OF CASH FLOWS

	2008	2007	2006

Cash flows from operating activities:
Net income (loss)	$(67,739)	$102,308	$100,877
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of subsidiary	89,219	(95,605)	(102,827)
Depreciation expense	57	56	67
Amortization of purchase premiums	(156)	(172)	-
Amortization of subordinated debenture fees	125	357	122
Loss on sale of equipment		-	14
Excess tax benefit from stock option exercises	(1,585)	(5,115)	(2,007)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(3,250)	1,839	6,754
Increase in other liabilities	2,903	772	942

Net cash provided by operating activities	19,574	4,440	3,942

Cash flows from investing activities:
Cash acquired from Summit Bank Corporation acquisition	-	-	39
Capital contribution to subsidiaries	(447,037)	(77,288)	(77,326)
Equity investment purchase	(1,582)	(251)	(406)
Purchases of equipment	(198)	-	(162)
Proceeds from sale of equipment	-	-	14

Net cash used in investing activities	(448,817)	(77,539)	(77,841)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(35,000)	35,000	-
Proceeds from stock option exercises	1,456	10,572	4,374
Proceeds from issuance of preferred stock	428,801	-	-
Proceeds from stock issued to China Minsheng Banking Corp., Ltd.	121,851	-	-
Proceeds from issuance of subordinated debentures		41,238	77,321
Excess tax benefit from stock option exercises	1,585	5,115	2,007
Payment of cash dividend on preferred stock	(5,806)	-	-
Payment of cash dividend on common stock	(16,411)	(12,208)	(10,849)

Net cash provided by financing activities	496,476	79,717	72,853

Net (decrease) increase in cash and cash equivalents	67,233	6,618	(1,046)
Cash and cash equivalents beginning of year	18,114	11,496	12,542

Cash and cash equivalents end of year	$85,347	$18,114	$11,496

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

34.	Unaudited Quarterly Condensed Consolidated Financial Information

The summarized unaudited quarterly supplemental consolidated financial information for the years ended December 31, 2008 and 2007, was as follows (dollars in thousands, except for earnings per share data):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,

2008:
Total interest and dividend income	$160,617	$175,562	$179,436	$181,744
Total interest expense	(88,327)	(86,020)	(88,292)	(98,647)

Net interest income	72,290	89,542	91,144	83,097
Recovery of (provision for) loan losses	(152,091)	(43,221)	(32,562)	(35,069)
Noninterest income	1,308	(4,008)	135	5,021
Noninterest expense	(57,507)	(51,759)	(50,552)	(50,017)

Income (loss) before income tax expense	(136,000)	(9,446)	8,165	3,031
Income tax benefit (expense)	58,832	8,953	(463)	(811)

Net income (loss)	(77,168)	(493)	7,702	2,220
Dividends on preferred stock	(5,682)	(2,995)	-	-

Net income (loss) available to common stockholders	$(82,850)	$(3,488)	$7,702	$2,220

Earnings per share
Basic	$(0.76)	$(0.03)	$0.07	$0.02
Diluted	$(0.76)	$(0.03)	$0.07	$0.02

2007:
Total interest and dividend income	$185,936	$182,751	$173,715	$163,946
Total interest expense	(99,837)	(98,827)	(94,980)	(90,116)

Net interest income	86,099	83,924	78,735	73,830
Recovery of (provision for) loan losses	(14,025)	(3,010)	(2,098)	(1,048)
Noninterest income	(3,457)	9,597	8,499	10,961
Noninterest expense	(46,591)	(42,353)	(41,396)	(42,411)

Income before income tax expense	22,026	48,158	43,740	41,332
Income tax expense	(5,780)	(17,337)	(15,530)	(14,301)

Net income	$16,246	$30,821	$28,210	$27,031

Earnings per share:
Basic	$0.16	$0.30	$0.28	$0.27
Diluted	$0.15	$0.29	$0.27	$0.26

35.	Fair Values of Financial Assets and Liabilities

Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for such asset or liability, in an orderly transaction between market participants on the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing an asset or liability, including assumptions about risk and or the risks inherent in the inputs to the valuation technique.

SFAS 157 also establishes a fair value hierarchy which ranks the quality and reliability of the information to be used to determine fair values. The Company has designed its methodologies to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company groups its assets

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1: Quoted prices for identical financial assets or liabilities in active markets.

Level 2: Quoted prices for similar financial assets or liabilities in active markets; quoted prices for identical or similar financial assets or liabilities in markets that are not active; and valuations derived by models in which the significant inputs and significant value drivers are observable in active markets.

Level 3: Valuations derived by models in which one or more significant inputs or significant value drivers are unobservable. These unobservable assumptions reflect our own estimates of assumptions that market participants would use in pricing the financial asset or liability.

Determination of Fair Value

The Company measures fair value using the procedures described below for all assets and liabilities measured at fair value:

When determining the fair value measurements for financial assets and liabilities required to be recorded and reflected at and/or marked to fair value, the Company considers the principal or most advantageous market in which it would transact, and considers assumptions that market participants would take into account when pricing the asset or liability. When possible, the Company uses quoted market prices from active and observable markets to determine fair value for identical assets and liabilities. When identical assets and liabilities are not traded in active markets, the Company looks to market observable information for similar assets and liabilities. However, certain of the Company’s assets and liabilities are not actively traded in observable markets and as such, the Company must use alternative valuation techniques to derive a fair value measurement. The information obtained from third parties is typically derived from models that take into account market-based or independently sourced market parameters, such as interest rates, currency rates, credit default, and prepayment rates. Financial assets or liabilities that are valued using externally generated models are classified by the Company according to the lowest level input or value driver that is most significant to the valuation. As such, a financial asset or liability may be classified in Level 3, although there may be certain inputs that are readily observable.

It should be noted that the resulting fair value measurements derived from alternative valuation techniques oftentimes result in a fair value that cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the underlying financial asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying key assumptions used, such as discount rates and estimates of future credit defaults, prepayments rates and future cash flows, that could significantly affect the results of current or future fair values.

Additionally, for these investments in which direct observable prices or inputs are used in the valuation process but in cases where the observable prices or inputs are either not current or are based on transactions in inactive or illiquid market conditions, such observable prices or inputs might not be relevant and could require significant adjustment. In these cases, the Company may use an internal cash flow model, which utilizes Level 3 inputs, including assumptions about future cash flows and risk-adjusted discount rates, in order to determine the fair value of a particular investment security.

The Company’s principal markets for its investment securities portfolios are the secondary institutional markets, with exit pricing that is reflective of bid level pricing in those markets. Derivative instruments are primarily transacted in the institutional dealer market and priced with observable market assumptions at a mid-market valuation point. For loans that are expected to be securitized, fair value is determined based upon observable pricing of securities prices of similar products and when appropriate includes adjustments to account for credit spreads, interest rates, collateral types, credit quality and prepayment rates. The principal

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

market for loans held for sale and loans expected to be securitized is the secondary market in which loans trade as either whole loans or securities.

The following is a description of the major categories of our financial assets and liabilities that are reflected at fair value, on either a recurring or nonrecurring basis:

Agency Preferred and Exchange Traded Equity Securities – are valued based on quoted market prices from the exchange and are categorized in Level 1 of the fair value hierarchy.

Commercial Mortgage Backed Securities (“CMBS”) and Asset Backed Securities (“ABS”) – includes private Commercial Mortgage Backed Securities and related retained interests, private Collateralized Mortgage Obligations, Small Business Association pooled securities, Small Business Association interest-only strips, Collateralized Loan Obligations, bank trust preferred security CDOs and REIT trust preferred security CDOs.

CMBS and ABS may be valued utilizing external price/spread data. When position-specific data are not observable, the valuation is based on quoted market prices of comparable bonds. Valuation levels of CMBS and ABS indices are used as an additional data point for benchmarking purposes. Interest-only securities are valued as a function of projected prepayment rates and required market yields, using current market assumptions at the measurement date. CDOs are valued based on an evaluation which takes into consideration the underlying collateral performance and pricing, behavior of the tranche under various cumulative loss, interest deferral, prepayment and liquidity scenarios. Fair value for retained interests in CMBS is based on the present value of expected future cash flows using best estimates for the key assumptions, which include forecasted credit defaults and losses, prepayment rates, forward yield curves and discount rates commensurate with the risks involved.

CMBS and ABS are categorized in Level 2 of the fair value hierarchy if the fair value of these investments is based on recently executed transactions, market price quotations for similar securities and pricing models that use significant inputs and value drivers that are observable in active markets. If significant inputs such as prepayment, default assumptions and discount rate are not observable or if such significant observable inputs are based on an internal cash flow model, which utilizes Level 3 inputs, including assumptions about future cash flows and risk-adjusted discount rates, such securities are categorized in Level 3 of the fair value hierarchy.

U.S. Government and Agency Securities – includes our Treasury Bills, Callable Agency Securities, Agency Mortgage-Backed Securities and Agency Collateralized Mortgage Obligations and which are valued using quoted market prices for similar securities. Accordingly, these securities are categorized in Level 2 of the fair value hierarchy.

Municipal Bonds – are estimated using recently executed transactions, market price quotations for similar securities and pricing models that factor in, where applicable, interest rates, bond or credit default swap spreads and volatility. These bonds are categorized in Level 2 of the fair value hierarchy.

Loans Held for Sale – are carried at the lower of cost or market value. The fair value of these loans is based on what secondary markets are currently offering for portfolios with similar characteristics. Due to recent market conditions, the prices we receive for our loans held for sale have significant inputs that are not observable. As such, loans held for sale that have been written down to their cost basis during the twelve months ended December 31, 2008, are categorized in Level 3 of the fair value hierarchy.

Mortgage Servicing Rights (“MSR’s”) – are estimated using a valuation model that calculates the present value of estimated future net servicing income. The model incorporates assumptions including estimates of prepayment speeds, discount rates, cost to service, escrow account earnings, contractual servicing fee income, ancillary income and late fees. Since the adoption of SFAS No. 156, we record MSR’s at estimated fair value, but carry them at the lower of cost or market value. MSR’s are classified as being measured on a recurring basis

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

per FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157. Fair value measurements of our MSR’s use significant unobservable inputs. Accordingly, we categorize MSR’s in Level 3 of the fair value hierarchy.

Impaired Loans – are measured for impairment using the practical expedient in FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan, whereby fair value of the loan is based on the fair value of the loan’s collateral, provided the loan is collateral dependent. The fair value measurements of loan collateral can include real estate appraisals, comparable real estate sales information, cash flow projections, realization estimates, etc., all of which can include observable and unobservable inputs. As a result, the categorization of impaired loans can be either Level 2 or Level 3 of the fair value hierarchy, depending on the nature of the inputs used for measuring the related collateral’s fair value. As of December 31, 2008, impaired loans were categorized as Level 3 due to ongoing real estate market conditions resulting in inactive market data which in turn required the use primarily of unobservable inputs and assumptions in our fair value measurements. Until conditions improve in the residential real estate and liquidity markets the Company will continue to hold more nonperforming assets on our balance sheet as it is currently the most economic option available.

Derivative Contracts – consist primarily of foreign currency forward, option contracts, and swaps. Substantially all of these derivative contracts are traded in over-the-counter markets, where quoted market prices are not readily available. As such, fair value is measured using pricing models that utilize primarily market observable inputs, such as yield curves and option volatilities, and accordingly are categorized in Level 2 of the fair value hierarchy.

Assets and liabilities measured at fair value at December 31, 2008, on a recurring basis are summarized below (dollars in thousands):

	Total	Level 1	Level 2	Level 3

Investment and mortgage-backed securities available for sale	$2,962,093	$50,345	$2,575,819	$335,929
Mortgage servicing rights	12,561	-	-	12,561
Net other financial assets (1)	1,056	-	1,056	-

Total	$2,975,710	$50,345	$2,576,875	$348,490

Net other financial liabilities (1)	$(3,012)	$-	$(3,012)	$-

(1)	Derivatives are included in this category.

UCBH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

The table below provides the FAS 157 valuation hierarchy and fair value amount of the Company’s investment and mortgage-backed securities available for sale. The principal market for these securities is the Fixed Income market (dollars in thousands).

	Level 1	Level II	Level III	Total Fair
	Fair Value	Fair Value	Fair Value	Value	% of Total
Investment Type	Amount	Amount	Amount	Amount	Investment

Treasury Bill	$49,963	$-	$-	$49,963	1.69
Agency Preferred Stock	382	-	-	382	0.01
Agency Note	-	815,481	-	815,481	27.53
Agency Discount Note	-	198,800	-	198,800	6.71
Agency MBS	-	780,831	-	780,831	26.36
Agency CMO	-	389,224	-	389,224	13.14
Private CMO	-	139,068	-	139,068	4.70
Municipals	-	252,299	-	252,299	8.52
CDOs	-	-	12,568	12,568	0.42
CLO	-	-	7,016	7,016	0.24
CMBS	-	-	306,614	306,614	10.35
SBA I/O Strips	-	-	9,731	9,731	0.33
SBA Pool	-	116	-	116	0.00

Totals	$50,345	$2,575,819	$335,929	$2,962,093	100.00

Level I securities, which include Agency Preferred Stock and Treasury Bill, represents 1.70% of the total fair value of the investment securities and mortgage-backed securities available for sale. These securities are categorized as Level 1 due to quoted prices being accessible for identical securities in active markets.

Level II securities represent 87.0% of the investment and mortgage-backed securities available for sale. These securities are categorized as Level II due to no identical securities being traded in active markets however, observable market inputs are accessible. For example, quoted price on similar securities are accessible in active markets and market prices are readily available from different sources. The Company uses the pricing source from a third party pricing service (“pricing service”) to determine the fair value of the Level II securities. The pricing service provides evaluations that represent as to what a buyer in the marketplace would pay for a given security in a current sale. The sources used by the pricing service as inputs to its evaluated pricing vary according to the type of security being evaluated. The main source of information the pricing service uses include research materials prepared by others, corporate rating services, annual reports, prospectus, filings with the Securities and Exchange Commission and company press releases. Other sources include market maker, broker and dealer quotes, the pricing service generated yield scales, factors, prepayment rates, currency rates, indices, and other data received from third parties. The pricing service’s evaluations are based on objectively verifiable information derived from or clearly relevant to the market for such securities. The pricing service bases its evaluation on interpretations of accepted Wall Street conventions. Information that is typically considered includes the security’s terms and conditions, including any features specific to that issue, which may influence risk, and thus marketability, and market activity with particular emphasis on events affecting market sectors and individual issuer credit worthiness.

Level III securities represent 11.3% of investment and mortgage-backed securities available for sale. These securities are categorized as Level III due to no identical securities in active markets and observable market inputs not readily available. The Company’s internal model is used to derive the fair value of the CDOs, CLO and SBA I/O Strips. A third party is used to value the Company’s CMBS.

The fair value of the CDOs and one CLO was derived using the Company’s internal pricing model. In making the determination on the use of its internal pricing model, the Company obtained price indications from various brokers for the December 2008 month end pricing. Based on the broker quotes obtained, corresponding

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implied yields were estimated based on the Company’s projected cash flow. By interpreting the implied yield against the credit rating of each CDO and CLO, the Company deemed that the implied yields were relatively high when compared to the respective cash flows. To access the market conditions and market participant assumptions to determine the valuation of the CDOs and CLO, various brokers were consulted. Based on the consultation with the brokers, the Company concluded that the CDO and CLO markets are inactive due to substantial risk aversion initiated by the credit crisis started in mid-2007 and fueled by continued negative market developments afterward. Since trading activity remained thin, observable transactions on these securities are scarce. Based on current market conditions, broker price indication and consultation with brokers, the Company concluded that the CDO and CLO markets are inactive. Brokers informed the Company that most trades in the market are related to liquidation sale, distress sale and bankruptcy sale. These trades reflect exit prices of transactions that are indicative of distressed or forced sales. Observable inputs are not available as transactions on CDO and CLO are scarce and not current.

The Company used its internal pricing model to generate projected cash flows for its CDOs and CLO based on the most recent trustee reports for these securities and using the Company’s prepayment, default and recovery assumptions. The general assumptions on these factors were obtained from brokers. Since market participants deemed the defaults will be front loaded, different scenarios (with assigned probabilities) were derived for each CDO and CLO according to different severities of front-loaded default rates for the first twelve months. Since observable transactions on similar CDO and CLO are rare, the Company decided to determine the risk-adjusted discount margin (“DM”) on pricing the CDOs and CLO by using the DM implied by the corporate bond market. While the corporate bond market has displayed widening spreads and lower volumes at the end of September and throughout the fourth quarter of 2008, the instrument variety and number of data points in the corporate bond market enabled the Company to determine the appropriate risk-adjusted DM for each CDO and CLO. The final model pricing was determined by the sum of the probability weighted price derived from the discounted cash flows in each scenario that the Company stress tested with the appropriate risk-adjusted DM. The probability to each scenario is determined under a conservative view of the expected status of the economy.

The fair value of the SBA I/O Strips was derived using the Company’s internal pricing model. In making the determination on the use of its internal model, the Company obtained price indications from various brokers for the December, 2008 month end pricing. To access the market conditions and market participant assumptions to determine the valuation of the SBA I/O Strips, various brokers were consulted. Based on the consultation with the brokers, the Company concluded that the SBA I/O Strips markets are inactive as no secondary market activity is observed in the market. Observable transactions on these securities are scarce. After performing due diligence on both observable and unobservable inputs for the price indication provided by the broker, the Company determined that the pricing indication of brokers are largely based on scarce and non-current data and unobservable inputs for their pricing. The Company concluded that it was appropriate to place less reliance on pricing indications from brokers to value the SBA I/O Strips.

The Company used its internal pricing model to determine the pricing of its SBA I/O Strips. Since the cash flows of the SBA I/O Strips are guaranteed by the United States Government, there is virtually no risk involved in the cash flows. Therefore, the only assumption built into the pricing model to generate the projected cash flows used to compute the market values of the SBA I/O Strips is the discount yield and prepayment speed. The discount rate is based on the discount rate for the fair market value assumption of the SBA Loan Mortgage Servicing Rights estimated by a third party servicer. The Company used the prepayment rate that it determined as the most reasonable based on the underlying collateral of the SBA I/O Strips.

The Company used a third party service to determine the pricing of its CMBS available for sale investments. The third party performs pricing and scenario analysis for a variety of institutions engaged in the issuance and management of Commercial Mortgage-Backed Securities, Residential Mortgage-Backed Securities, and Collateralized Debt Obligations. The third party service maintains a database of credit spread information on each CMBS transaction issued publicly as well as polling its client list for information related to each

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client’s current CMBS credit spread assumptions. For prepayment and default scenario assumptions, the third party service uses a combination of internal credit default models and the “published” dealer research that estimate prepayment rates and default rates for each publicly available CMBS transaction.

The CMBS investments were the result of UCB’s securitization of commercial real estate loans during the fourth quarter of 2007. The loans were exchanged for collateralized mortgage backed securities, issued through a newly established trust, United Commercial Mortgage Securities, LLC. There are four certificates representing the trust: Class A Certificates, Class M Certificates, Class C Certificates and Class R Certificates. The Class R Certificates have no economic value. In the pricing of the CMBS investments, Class A was priced at a credit spread to the interpolated U.S. Swap curve, Class M was priced at a credit spread to the interpolated U.S. Treasury curve and Class C was priced at the fixed rate credit spread. These rates were obtained based on market observations. Also, in deriving the price of the CMBS, the third party used different prepayment and credit default rate scenarios in their pricing model.

Any declines in a specific investment security’s fair value that are determined to be other-than-temporary, result in a write-down of the investment security and a corresponding charge to noninterest income. During the year ended December 31, 2008, as a result of continued deteriorating market conditions, the Company recognized other-than-temporary impairments totaling $43.1 million.

The changes in Level 3 assets and liabilities measured at fair value on a recurring basis are summarized as follows (dollars in thousands):

			Total
			Unrealized
			Gains (Losses)
		Realized Gains	Included in	Purchased, Sales,
		(Losses)	Other	Other		Transfers In
	Beginning	Included in	Comprehensive	Settlements and		and/or (Out)
	Balance	Income	Income	Issuances, Net		of Level 3	Ending Balance

Year Ended December 31, 2008

Investment securities available for sale	$59,029	$(20,919)	$(14,217)	$(13,017)		$325,053	$335,929

Mortgage servicing rights	17,070	(649)	-	(3,860)	(1)	-	12,561

Total assets	$76,099	$(21,568)	$(14,217)	$(16,877)		$325,053	$348,490

(1)	Includes change in fair value.

The Company reclassified its senior and mezzanine tranche of its CMBS from Level 2 to Level 3. The reclassifications were due to the lack of an active market for these instruments as well as the decreased observability of certain of the valuation inputs for these instruments.

The Company measures certain financial assets at fair value on a nonrecurring basis. For financial assets measured at fair value on a nonrecurring basis in the year ended December 31, 2008, that were still held on the Consolidated Balance Sheet at December 31, 2008, the following table presents the carrying value of those assets measured at fair value on a nonrecurring basis for which impairment was recognized for the year ended December 31, 2008:

					Total
					Realized	Financial
					Gains	Statement
	Total	Level 1	Level 2	Level 3	(Losses)	Effect

Loans held for sale	$-	$ -	$ -	$-	$(1,428)	Income Statement
Impaired loans	611,325	-	-	611,325	(57,001)	Income Statement

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36.	Subsequent Events

Effective January 8, 2009, Ms. Doreen Woo Ho was appointed President of Community Banking of the Company. Refer to the Current Report on Form 8-K filed with the Securities and Exchange Commission on the terms and conditions of the employment agreement between Ms. Doreen Woo Ho and the Company.

On January 22, 2009, UCBH’s Board of Directors declared a dividend on UCBH’s preferred stock. A cash dividend of $21.25 per share on its 8.50% Non-Cumulative Perpetual Convertible Series B Preferred Stock was declared payable on March 16, 2009, to stockholders of record as of the close of business on February 27, 2009. A cash dividend of $12.63 per share on its Fixed Rate Cumulative Perpetual Preferred Stock, Series C was declared payable on February 15, 2009, to stockholders of record as of the close of business on February 5, 2009.

On February 17, 2009, UCBH’s Board of Directors declared a dividend on UCBH’s common stock. A cash dividend of $0.01 per share on the outstanding shares of Common Stock was declared payable April 13, 2009, to stockholders of record as of the close of business on March 31, 2009.